UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.                        )
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Filed by a party other than the Registrant      ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
PROGYNY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROGYNY, INC.
1359 Broadway, 2nd Floor
New York, New York 10018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually at https://edge.media-server.com/mmc/p/dhec9wa9 On May 24, 2023
To the Stockholders of Progyny, Inc.:
On behalf of our board of directors, you are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Progyny, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at https://edge.media-server.com/mmc/p/dhec9wa9, originating from New York, New York, on Wednesday, May 24, 2023 at 3:00 p.m., Eastern Time. Similar to last year, we have decided to hold a virtual Annual Meeting this year. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes prior to the start of the Annual Meeting on May 24, 2023 to ensure you are logged in when the Annual Meeting begins.
The Annual Meeting will be held for the following purposes:
1.To elect three Class I directors, Lloyd Dean, Kevin Gordon, and Cheryl Scott each to hold office until our annual meeting of Stockholders in 2026;
2.To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
4.To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is Monday, March 27, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Allison Swartz
Allison Swartz
Executive Vice President, General Counsel and Secretary

New York, New York
April 14, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON WEDNESDAY, MAY 24, 2023, AT 3:00 P.M., EASTERN TIME
The notice of Annual Meeting, the proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.edocumentview.com/PGNY

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online during the Annual Meeting, you may vote your shares by proxy in advance of the Annual Meeting via the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.
Even if you have voted by proxy, you may still vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

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PROGYNY, INC.
1359 Broadway, 2nd Floor
New York, New York 10018
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually at https://edge.media-server.com/mmc/p/dhec9wa9 On May 24, 2023 at 3:00 p.m., Eastern Time

Our board of directors is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Progyny, Inc., a Delaware corporation, to be held virtually, via live webcast at https://edge.media-server.com/mmc/p/dhec9wa9, originating from New York, New York, on Wednesday, May 24, 2023 at 3:00 p.m., Eastern Time, and any adjournment or postponement thereof. Similar to last year, we have determined to hold a virtual Annual Meeting this year. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 14, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.
Only stockholders of record at the close of business on Monday, March 27, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 94,318,092 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for 10 days before the Annual Meeting at our address above. The stockholder list will also be available online during the Annual Meeting. For instructions on how to attend the Annual Meeting, please see the instructions on the first page of this proxy statement.
In this proxy statement, we refer to Progyny, Inc. as “Progyny,” “the Company,” “we” or “us” and the board of directors of Progyny as “our board of directors.” The Annual Report, which contains financial statements as of December 31, 2022 and 2021 and for the three years ended December 31, 2022, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge, by writing to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: General Counsel or by emailing investors@progyny.com.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON WEDNESDAY, MAY 24, 2023, AT 3:00 P.M., EASTERN TIME
The notice of Annual Meeting, the proxy statement and our Annual Report are available at
www.edocumentview.com/PGNY

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice of Internet Availability of Proxy Materials (“the Notice”) because our board of directors is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders to be held on May 24, 2023, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 14, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may elect to send you a proxy card, along with a second Notice, after 10 calendar days have passed since our first mailing of the Notice.
How do I attend, participate in, and ask questions during the virtual Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. You may attend the virtual Annual Meeting live online at https://edge.media-server.com/mmc/p/dhec9wa9. The meeting will start at 3:00 p.m., Eastern Time, on Wednesday, May 24, 2023. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We recommend that you log in a few minutes before 3:00 p.m., Eastern Time to ensure you are logged in when the Annual Meeting begins. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question, you may do so before or during the Annual Meeting by emailing investors@progyny.com. Questions may be ruled out of order if they are, among other things, irrelevant to our business, related to material nonpublic information of the Company, pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
No audio or video recordings of the Annual Meeting are permitted.
Why is this Annual Meeting being held as a virtual only meeting?
We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and us. We believe that hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world, while saving the Company and investors time and money. A virtual meeting is also environmentally friendly and sustainable over the long-term. Stockholders can submit questions both ahead of and during the Annual Meeting by emailing investors@progyny.com. Our virtual meeting also enables us to provide non-stockholders the opportunity to listen to our meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date, March 27, 2023, will be entitled to vote at the Annual Meeting. On the Record Date, there were 94,318,092 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy in advance of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting, either electronically through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted. Even if you vote in advance of the Annual Meeting, you can still attend the Annual Meeting and change your vote during the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization and after obtaining a valid proxy from your broker, bank or other agent.

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What am I voting on?
There are three matters scheduled for a vote:
•Proposal 1: Election of each of Lloyd Dean, Kevin Gordon and Cheryl Scott as Class I directors, each to hold office until our annual meeting of stockholders in 2026;
•Proposal 2: Ratification of the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•Proposal 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the Annual Meeting even if you have already voted by proxy.
•To vote during the Annual Meeting, go to www.investorvote.com/PGNY, starting at 3:00 p.m., Eastern Time on Wednesday, May 24, 2023. You will be asked to provide the control number from the Notice or the printed proxy card.
•To vote online in advance of the Annual Meeting, go to www.investorvote.com/PGNY to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Tuesday, May 23, 2023 to be counted.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-652-VOTE (8683), which is the number found on the Notice or the printed proxy card that may be delivered to you using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Tuesday, May 23, 2023 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone or by using a printed proxy card, or by submitting a ballot online during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
•Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:
•Mail another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or through the internet.
•Send a timely written notice that you are revoking your proxy to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: General Counsel or via email at investors@progyny.com.

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•Attend the virtual Annual Meeting and vote online. You must vote, simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current vote, received by proxy card or telephone or internet proxy is the one that is counted.
•Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent and you would like to revoke your proxy, you should follow the instructions provided by your broker, bank or other agent.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.
If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the three nominees for director, “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and “FOR” the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my broker, or other agent with voting instructions, what happens?
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, or other agent will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. The only routine matter on the agenda for the Annual Meeting is the ratification of appointment of our independent registered public accounting firm (Proposal 2). Brokers, and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker, or agent may vote your shares on Proposal 2 even if you do not provide them with voting instructions. Your broker, or other agent, however, may not vote your shares on Proposal 1 or Proposal 3 without your instructions. For Proposal 1 and Proposal 3, if you are a beneficial owner and do not instruct your broker, or other agent how to vote your shares, it would result in a “broker non-vote” and these shares will not be counted as having been voted on Proposal 1 or Proposal 3. Please instruct your bank, broker or other agent to ensure that your vote will be counted.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
As a reminder, if you a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from such organization.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, with respect to the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; with respect to the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, votes “FOR,” “AGAINST” and abstentions; and with respect to the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, votes “FOR,” “AGAINST,” abstentions and broker non-votes.
How many votes are needed to approve each proposal?
•Proposal 1: For the election of directors, the three nominees receiving the most “FOR” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome. “WITHHOLD” votes will have no effect on the proposal. Broker non-votes will not be counted as present and are not entitled to vote on this proposal.
•Proposal 2: To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023 must receive “FOR” votes from the holders of a majority of shares

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present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted as present for purposes of this vote, and therefore will have the same effect as an “AGAINST” vote.
•Proposal 3: To be approved, the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers must receive the most “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as an “AGAINST” vote. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 94,318,092 shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online during the Annual Meeting.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m., Eastern Time, at our principal executive offices at 1359 Broadway, 2nd Floor, New York, NY 10018, by contacting the General Counsel via email at investors@progyny.com.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 16, 2023, to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: General Counsel.
Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2024 annual meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on February 24, 2024 nor earlier than the close of business on January 25, 2024. However, if the date of our 2024 annual meeting is not held between April 25, 2024 and June 25, 2024, to be timely, notice by the stockholder must be received (A) not earlier than the close of business on the 120th day prior to the 2024 annual meeting and (B) not later than the close of business on the later of the 90th day prior to the 2024 annual meeting or the 10th day following the day on which public announcement of the date of the 2024 annual meeting is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

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PROPOSAL 1
ELECTION OF DIRECTORS
Our board of directors currently consists of 10 members and is divided into three classes as follows:
•Class I directors: Lloyd Dean, Kevin Gordon and Cheryl Scott, whose terms will expire at the upcoming Annual Meeting;
•Class II directors: Peter Anevski, Roger Holstein, Jeff Park and David Schlanger whose terms will expire at the annual meeting of stockholders to be held in 2024; and
•Class III directors: Fred Cohen, M.D., D.Phil., Norman Payson, M.D. and Beth Seidenberg, M.D., whose terms will expire at the annual meeting of stockholders to be held in 2025.
Each class consists of, as nearly as possible, one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Progyny.
Mr. Dean, Mr. Gordon and Ms. Scott are currently members of our board of directors and have been nominated for reelection to serve as Class I directors. Each of these nominees was recommended to our board of directors by our nominating and corporate governance committee. Each nominee has agreed to stand for reelection at the Annual Meeting, and our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2026 and until his or her successor has been duly elected, or if sooner, until the director’s death, resignation or removal.
Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity, and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to the effective functioning of the board. To provide a mix of experience and perspective on the board, the committee also takes into account geography, gender, age, ethnic diversity and country of origin. On August 30, 2022, Mr. Dean was appointed to the board of directors and the nominating and corporate governance committee. Mr. Dean comes to us with an extensive background in healthcare. Our nominating and corporate governance committee and input from our independent directors, identified Mr. Dean as a potential candidate for election to the Board. The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the nominating and corporate governance committee to believe that that nominee should continue to serve on the board. However, each of the members of the nominating and corporate governance committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH CLASS I DIRECTOR NOMINEE NAMED ABOVE.

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INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS
The following table sets forth, for the Class I nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Principal Position with Progyny, Inc.
Class I directors nominees for election at the 2023 Annual Meeting of Stockholders
Lloyd Dean*	72	Director
Kevin Gordon	60	Director
Cheryl Scott	73	Director
Class II directors continuing in office until the 2024 Annual Meeting of Stockholders
Peter Anevski	55	Chief Executive Officer and Director
Roger Holstein	70	Director
Jeff Park	51	Director
David Schlanger	63	Executive Chairman
Class III directors continuing in office until the 2025 Annual Meeting of Stockholders
Fred E. Cohen, M.D., D.Phil.	66	Director
Norman Payson, M.D.	74	Director
Beth Seidenberg, M.D.	65	Lead Independent Director
______________________
*Mr. Dean was appointed to our board of directors effective August 30, 2022.
Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.
NOMINEES FOR ELECTION AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Lloyd Dean has served on our Board of Directors since August 2022. Mr. Dean has served as the Chief Executive Emeritus and the Founding Executive of CommonSpirit Health since August 2022, where he previously served as the Chief Executive Officer from February 2019 to July 2022. Prior to that, Mr. Dean worked at Dignity Health (f/k/a Catholic Healthcare West) from 2000 to 2019, where he most recently served as Chief Executive Officer and President. Mr. Dean worked at Advocate Health Care as Chief Operating Officer from 1997 to 2000, and as Executive Vice President from 1995 to 1997. Mr. Dean also held executive positions at EHS Healthcare and Consumer Health Services. Since August 2015, Mr. Dean has also served on the board of directors of McDonald's Corporation. Additionally, Mr. Dean currently serves on the board of directors of Cal Poly State University Foundation, Carnegie Hall, CommonSpirit Health Foundation, Golden Arrow Merger Corp and Guidehouse. Mr. Dean holds a Bachelor of Science in Sociology and a Master's in Education from Western Michigan University, an honorary Doctorate of Humane Letters from the University of San Francisco and an honorary Doctor of Science degree from Morehouse School of Medicine, California State University and California Polytechnic State University. CommonSpirit Health has also established the Lloyd H. Dean Institute for Humankindness and Health Justice. We believe that Mr. Dean is qualified to serve on our board of directors because of his extensive knowledge and experience in healthcare.
Kevin Gordon has served as a member of our board of directors since October 2019. Mr. Gordon has also served as an advisor to 3i Group’s North American healthcare portfolio companies since January 2022, including currently as a director of privately held Q Holdco Limited, Sanisure, and Cirtec Medical Corp. Mr. Gordon served on the board of directors of Veracyte, Inc., a genomic diagnostics company, from December 2016 until June 2022. From January 2018 until March 2019, he was the President and Chief Financial Officer of Liquidia Technologies Inc., a clinical biopharmaceutical company. Mr. Gordon served as Executive Vice President and Chief Operating Officer of Quintiles Transnational Holdings Inc., or Quintiles, a research, clinical trial and pharmaceutical consulting company, from October 2015 until its merger with IMS Health Holdings, Inc. (forming IQVIA Holdings, Inc.) in October 2016. Prior to that, he was the Executive Vice President and Chief Financial Officer of Quintiles from July 2010 until December 2015. Mr. Gordon served as Executive Vice President and Chief Financial Officer of Teleflex Incorporated, a medical device company, from March 2007 until January 2010 and he held various senior corporate development positions there from 1997 to 2007. Prior thereto he held various senior positions, including Chief Financial Officer, at Package Machinery Company and senior manager and other positions at KPMG LLP. Mr. Gordon holds a B.S. in Accounting from the University of Connecticut. We believe that Mr. Gordon is qualified to serve on our board of directors because of his extensive accounting experience and leadership experience in healthcare companies.
Cheryl Scott has served as a member of our board of directors since October 2019. Since July 2016, Ms. Scott has served as the Main Principal of the McClintock Scott Group. From June 2006 to July 2016, Ms. Scott served as Senior Advisor to the Bill & Melinda Gates Foundation. Previously, she served as President and Chief Executive Officer of the Seattle-based Group Health Cooperative for

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eight years. Ms. Scott has served as a member of the board of directors of Evolent Health, Inc. since November 2015. She also currently serves on a variety of private company and not-for-profit boards. She was a member of the board of directors of Recreational Equipment, Incorporated (REI) from 2005 to 2017, and served as the board chairperson from 2015 to 2017. Ms. Scott received her B.A. in Journalism and M.H.A. from the University of Washington and is currently a Clinical Professor of Health Services at the University of Washington. We believe that Ms. Scott is qualified to serve on our board of directors because of her extensive career in healthcare, leadership and corporate governance, including her tenure as the Chief Executive Officer of Group Health Cooperative.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS
Peter Anevski has served as our Chief Executive Officer and on our board of directors since January 2022. He previously served as our Chief Operating Officer from January 2017 to December 2021 and our President from June 2019 to December 2021. From January 2017 to September 2020, he also served as our Chief Financial Officer. Mr. Anevski has extensive experience managing financial functions for public companies. From May 2013 until September 2016, he served as the Executive Vice President and Chief Financial Officer of WebMD. Prior to that, Mr. Anevski served in senior finance and operations roles at WebMD and predecessor companies for 14 years, including as Senior Vice President, Finance. Mr. Anevski received his B.A. in Accounting from Montclair State University. We believe that Mr. Anevski is qualified to serve on our board of directors because of his significant experience at healthcare companies and as a member of our executive management team.
Roger Holstein has served as a member of our board of directors since November 2020. He has been a Managing Director at Vestar Capital Partners, a private equity firm, since 2006. He currently serves on the boards of Quest Analytics, and Friday Health Plans. From 1997 to 2005, Mr. Holstein served as Chief Executive Officer, President or Director of WebMD Health Corp., or WebMD, and helped establish it as the leading source of healthcare information for consumers and professionals. From 1991 to 1996, Mr. Holstein was a member of the Office of the President at Medco, where he helped create the business of prescription benefit management. Prior to that, Mr. Holstein held executive positions at MCI, Warner Amex Cable and Grey Advertising. He began his career in marketing with the Spirits of St. Louis basketball team in the American Basketball Association. Mr. Holstein holds a B.A. with distinction, from Swarthmore College. We believe that Mr. Holstein is qualified to serve on our board of directors because of his extensive leadership and healthcare experience.
Jeff Park has served as a member of our board of directors since October 2019. Mr. Park served from April 2019 until April 2022 as the Chairman and Chief Executive Officer of WellDyneRx, an independent pharmacy benefits manager. Mr. Park has served as a member of the board of directors for WellDyne Rx since April 2019. He has served as a member of the board of directors for P3 Health Partners since December 2021. From January 2018 until May 2018, he was the Interim Chief Executive Officer of Diplomat Pharmacy, Inc., or Diplomat, a provider of specialty pharmacy services. Additionally, from June 2017 to February 2019, he served on the board of directors of Diplomat. Prior to that, from July 2015 until July 2016, he was the Chief Operating Officer of OptumRX, the entity resulting from the merger of Catamaran Corporation, or Catamaran, and OptumRX, UnitedHealthcare Group’s free-standing pharmacy care services business. Before the merger, from March 2014 until July 2015, he was Catamaran’s Executive Vice President, Operations, and previously served as Catamaran’s Chief Financial Officer, beginning in 2006. Mr. Park served as a member of the board of directors for Ray Graham Assoc. Illinois Disability not for profit from January 2010 to June 2016. Mr. Park holds a B.S. in Accounting from Brock University. We believe that Mr. Park is qualified to serve on our board of directors because of his extensive leadership experience in the pharmaceutical industry.
David Schlanger has served as our Executive Chairman since January 2022 and on our board of directors since March 2017. Mr. Schlanger was previously our Chief Executive Officer from January 2017 to December 2021. From August 2013 until September 2016, he served as the Chief Executive Officer of WebMD, an online provider of information relating to health and well-being. Prior to that, he served as the Interim Chief Executive Officer and in various other senior executive positions at WebMD and predecessor companies for more than 15 years, including as Senior Vice President, Strategic and Corporate Development and Senior Vice President, Corporate Development. Mr. Schlanger received his B.S. from Georgetown University and his J.D. from the University of Michigan Law School. We believe that Mr. Schlanger is qualified to serve on our board of directors because of his extensive experience at healthcare companies and in executive management.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Fred E. Cohen, M.D. D.Phil. has served on our board of directors since March 2015. Dr. Cohen is currently a Senior Advisor to TPG Capital, where he previously served for over 15 years as a Partner, and founder of TPG Biotechnology, a life science focused venture capital fund. Beginning in July 2021, Dr. Cohen has served as a co-founder and Chairman of Monograph Capital Partners, a biotechnology venture capital fund. Beginning in November 2017, Dr. Cohen has served as a co-founder and senior managing director of Vida Ventures, LLC, a biotechnology venture capital fund. In addition, for three decades throughout his career, Dr. Cohen has been affiliated with University of California, San Francisco where he held various clinical responsibilities, including as a research scientist, an internist for hospitalized patients, a consulting endocrinologist, and the Chief of the Division of Endocrinology and Metabolism. Dr. Cohen currently serves on the boards of directors of the following public companies: Urogen Pharma Ltd. (since May 2017), CareDx, Inc. (since January 2003), and lntellia Therapeutics, Inc. (since January 2019). Dr. Cohen also serves on the board of directors of several privately held companies and previously served on the board of directors of BioCryst Pharmaceuticals, Inc. from July 2013 until January 2019, Quintiles Transnational Holdings, Inc. from May 2007 to November 2015, Roka Bioscience, Inc. from September 2009 to October 2017, Five Prime Therapeutics, Inc. from May 2002 until May 2018, Tandem Diabetes Care, Inc. from June 2013 until June 2019, Genomic Health Inc. from April 2002 until November 2019 and Veracyte, Inc. from 2007 until June 2021. Dr. Cohen received his B.S.

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in Molecular Biophysics and Biochemistry from Yale University, his D.Phil. in Molecular Biophysics from Oxford on a Rhodes Scholarship, and his M.D. from Stanford. He is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Cohen is a California licensed physician. We believe that Dr. Cohen is qualified to serve on our board of directors because of his financial and medical knowledge and experience.
Norman Payson, M.D. has served on our board of directors since December 2016. Dr. Payson was co-founder of Healthsource and its Chief Executive Officer from 1985 to 1997, Chief Executive Officer of Oxford Health Plans from 1998 to 2002, Chairman of Concentra from 2005 to 2008 and Chief Executive Officer of Apria Healthcare Group Inc. from 2008 to 2012. Since 1997, Dr. Payson has served as President and a director of NCP, Inc., his family office, through which he engages in consulting and personal investment activities. Additionally, Dr. Payson served as a strategic advisor for Evolent Health, Inc., or Evolent, from March 2014 through December 2020 and previously served on its board of directors from December 2013 to June 2019. Dr. Payson is currently serving on the board of directors of various private and not-for-profit companies including Access Clinical Partners, Smile Brands, HPM National Advisory Board at the Mailman School of Public Health at Columbia, USC Schaeffer Center Advisory Board and Executive Services Corporation of Southern California. Dr. Payson is also on the board of Kiva Foundation, a private charitable foundation organized by Dr. Payson and his wife in June 1998. Until June 2020, Dr. Payson served on the board for City of Hope, where he now serves as director emeritus. He continues to serve on the boards of AccessHope and Beckman Research Institute which are subsidiaries of City of Hope. Until June 2019, Dr. Payson served as a director at Geisel School of Medicine at Dartmouth, where he now serves as director emeritus. From May 2017 to August 2019 Dr. Payson was a board member of The Center for Orthopaedic and Research Excellence, Inc. Dr. Payson holds a B.S. in Earth and Planetary Sciences from the Massachusetts Institute of Technology and received his M.D. from Dartmouth Medical School. Dr. Payson is a California licensed physician. We believe that Dr. Payson is qualified to serve on our board of directors because of his 30-year career as chief executive officer or chairman of multiple healthcare organizations, including publicly traded companies.
Beth Seidenberg, M.D. has served on our board of directors since May 2010 and as Lead Independent Director since January 2022. Previously, Dr. Seidenberg served as Chair of our board of directors from June 2015 to December 2021. Dr. Seidenberg has been a partner at Kleiner Perkins, a venture capital firm, since May 2005, where she primarily focuses on life sciences investing. She has also served as the Managing Director of Westlake Village BioPartners, another venture capital firm, since August 2018. Prior to joining Kleiner Perkins, Dr. Seidenberg was the Senior Vice President, Head of Global Development and Chief Medical Officer at Amgen, Inc., a biotechnology company. In addition, Dr. Seidenberg was a senior executive in research and development at Bristol Myers Squibb Company, a biopharmaceutical company, from March 2000 to December 2001 and Merck & Co., Inc., a healthcare company, from June 1989 to February 2000. Dr. Seidenberg has served on the board of directors of Atara Biotherapeutics since August 2012 and Vera Therapeutics, Inc. since June 2016. Dr. Seidenberg previously served on the boards of directors of Epizyme, Inc., from February 2008 to September 2019, Tesaro, Inc., from June 2011 to February 2019, and ARMO BioSciences, Inc. from December 2012 until June 2018. Dr. Seidenberg received a B.S. from Barnard College and an M.D. from the University of Miami School of Medicine and completed her post-graduate training at the Johns Hopkins University, George Washington University and the National Institutes of Health. We believe that Dr. Seidenberg is qualified to serve on our board of directors because of her extensive experience in the life sciences industry as a senior executive and venture capitalist, as well as her training as a physician.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the Nasdaq listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our internal and external counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after reviewing all relevant identified transactions or relationships between each director, and any of his or her family members, and Progyny, our senior management, external counsel and our independent auditors, our board of directors has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards:
Dr. Cohen, Mr. Dean, Mr. Gordon, Mr. Holstein, Mr. Park, Dr. Payson, Ms. Scott and Dr. Seidenberg. In making this determination, our board of directors found that none of these directors or nominees for director had a material or other disqualifying relationship with Progyny. Mr. Anevski and Mr. Schlanger, by virtue of their positions as our Chief Executive Officer and Executive Chairman, respectively, are not independent within the meaning of the applicable Nasdaq listing standards.
Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Currently, David Schlanger serves as the Executive Chairman of the board of directors. The board of directors has carefully considered its leadership structure and determined that Mr. Schlanger is best situated to serve as Executive Chairman given his deep knowledge of our business and strategy and ability to draw on that experience in order to provide the board of directors, in coordination our Lead Independent Director, leadership to focus its discussions, review and oversight of the Company’s strategy, business, and operating and financial performance.
Our Corporate Governance Guidelines provide that whenever our chairperson of the board of directors is a director that does not qualify as an independent director, the independent directors may elect a lead director. Dr. Beth Seidenberg currently serves as our Lead Independent Director. The primary responsibilities of the Lead Independent Director are to: work with the Chief Executive Officer to develop board meeting schedules and agendas; provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the board of directors; develop the agenda for and moderate executive sessions of the independent members of the board of directors; preside over board meetings when the chairperson is not present; act as principal liaison between the independent members of the board of directors and Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform other duties as the board of directors may determine from time to time. Accordingly, Dr. Seidenberg has substantial ability to shape the work of our board of directors.
The board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The board of directors believes that, given the dynamic and competitive environment in which we operate, the optimal board leadership structure may vary as circumstances warrant. Our board of directors will continue to consider whether the position of our chairperson of the board of directors should qualify as an independent director at any given time as part of our succession planning process. In addition, we believe that having either an independent board chair or a Lead Independent Director creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of Progyny and our stockholders. As a result, we believe that having either an independent board chair or a Lead Independent Director can enhance the effectiveness of the board as a whole. The board of directors periodically reviews its leadership structure to determine whether it continues to best serve Progyny and its stockholders.
Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. The board of directors and its committees re-assess the Company’s risk environment on an ongoing basis and consult with outside parties as needed from time to time in addressing both current and anticipated future risks. The board of directors elects to retain direct oversight responsibility for risks that are most effectively overseen by simultaneously leveraging broader areas of director expertise. In particular, our full board of directors is responsible for monitoring and assessing strategic risk exposure as well as new and emerging risks. For example, our board of directors has closely monitored the COVID-19 pandemic, its potential effects

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on our business, and risk mitigation strategies. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements. Specific areas of focus for the audit committee include our policies and other matters relating to our investments, cash management, major financial risk exposures, cybersecurity, the adequacy and effectiveness of our information security policies and practices and the internal controls regarding information security. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our nominating and corporate governance committee oversees risks associated with environmental, social matters and governance matters. Management’s involvement in day to day risk management enables the Company’s disclosure committee, which consists of officers and employees of the Company who are familiar with the critical operating aspects of the Company. The Company’s management, led by our Chief Executive Officer and executive team, implements and supervises day to day risk management processes. At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit related risks.
Corporate Responsibility
Our board of directors is committed to corporate responsibility and our employees are guided by our mission to make dreams of parenthood come true through healthy, timely and supported fertility journeys. Our solution aims to remove financial barriers, provide culturally competent concierge patient support and education, and allow equitable access to high quality care through the largest network of premier fertility specialists in the United States. Our Medical Advisory Board, comprised of leading reproductive endocrinologists across the United States, ensures that our plan design recognizes the unique needs and cultural differences in approach to treatment that members might require. We also provide curated member education throughout the year focused on various topics like infertility in the BIPOC community, LGBTQ+ family building and single parents by choice. Our board of directors acknowledges that we cannot just focus on helping members build their families for today. Our work must also create a fair and just future. Health disparities in fertility and maternal health continue, and we are dedicated to providing support to our employees, members, and employer clients to close the gaps. We published our first corporate sustainability report on our website, which further highlights our approach to corporate responsibility. Nothing on our website shall be deemed incorporated by reference into this proxy statement.
Meetings of the Board of Directors and its Committees
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our independent directors met in executive sessions without the presence of management four times during our last fiscal year. Our board of directors met four times during our last fiscal year. The audit committee met five times during our last fiscal year, our compensation committee met four times during our last fiscal year, and our nominating and corporate governance committee met seven times during our last fiscal year. During our last fiscal year, each director attended 75% or more aggregate meetings of our board of directors and of the committees on which he or she served during the period in which he or she served as a director. We encourage our directors and nominees for director to attend our annual meeting of stockholders. Seven of our nine then-incumbent directors attended our annual meeting of stockholders held in 2022.
Information Regarding Committees of the Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted written charters for each of our committees, which are available to stockholders on our investor relations website at investors.progyny.com.
The following table provides membership information for each of the committees of our board of directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Lloyd Dean**			X
Fred Cohen, M.D., D.Phil.		X*
Kevin Gordon	X		X
Roger Holstein		X
Jeff Park	X*	X
Norman Payson, M.D.	X		X*
Cheryl Scott			X
Beth Seidenberg, M.D.		X
______________________
* Committee Chairperson
** Mr. Dean was appointed to our board of directors and the nominating and corporate governance committee effective August 30, 2022

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Our board of directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Below is a description of each committee of our board of directors.
Audit Committee
The audit committee of our board of directors is composed of three directors: Mr. Gordon, Mr. Park and Dr. Payson, with Mr. Park serving as chair of the audit committee.
Our board of directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Rule 10A-3 under the Exchange Act, and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, our board of directors has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Additionally, our board of directors has determined that Mr. Gordon, Mr. Park, and Dr. Payson all qualify as audit committee financial experts within the meaning of SEC regulations and meet the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our board of directors has considered each of Mr. Gordon, Mr. Park and Dr. Payson’s formal education and previous and current experience in financial and accounting roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:
•helping our board of directors oversee our corporate accounting and financial reporting processes, systems of internal control, financial statements audits and the integrity of the Company’s financial statements;
•managing the selection, engagement terms, fees, qualifications, independence and performance of the registered public accounting firm engaged as the Company’s independent outside auditor for the purposes of preparing or issuing an audit report or performing audit services;
•maintaining and fostering an open avenue of communication with the Company’s management, internal audit group (if any) and the registered public accounting firm engaged as the Company’s independent outside auditor;
•overseeing the design, implementation, organization and performance of the Company’s internal audit function (if any);
•providing regular reports and information to our board of directors;
•assessing, at least annually, the qualifications, performance and independence of the Company’s independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results and any proposed earnings announcements;
•reviewing and discussing with the independent registered public accounting firm and management significant issues regarding accounting principles and presentation of financial statements;
•overseeing the policies and procedures as required by applicable law and Nasdaq listing requirements governing how we may employ individuals who are or were once employed by our independent registered public accounting firm;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related person transactions;
•reviewing and discussing with management our processes and policies with respect to risk identification, management and assessment in all areas of our business;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm;
•reviewing with management, the independent registered public accounting firm, and outside advisors or accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding our financial statements or accounting policies; and
•evaluating the audit committee’s performance and the adequacy of our audit committee charter at least annually.

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The audit committee appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. With respect to cybersecurity, the audit committee maintains oversight of the Company’s security posture, including the internal and external cybersecurity threat landscape, incident response, assessment and training activities, and relevant legislative, regulatory, and technical developments.
We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.
Report of the Audit Committee of the Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with our management. The audit committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and filed with the SEC.
Jeff Park, Chair
Kevin Gordon
Norman Payson, M.D.
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Progyny under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The compensation committee of our board of directors is composed of four directors: Dr. Cohen, Mr. Holstein, Mr. Park and Dr. Seidenberg, with Dr. Cohen serving as chair of the compensation committee. All members of the compensation committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards).
Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.
Specific responsibilities of our compensation committee include:
•reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management;
•reviewing, evaluating and recommending to our board of directors succession plans for our executive officers;
•reviewing and recommending to our board of directors the compensation paid to our directors;
•reviewing the practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•administering our equity incentive plans and other benefits programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;
•reviewing and approving general policies relating to compensation and benefits of our employees, including our overall compensation strategy;
•reviewing and discussing with management any conflict of interest raised by the work of a compensation consultant or advisor hired by the compensation committee or management; and
•evaluating the compensation committee’s performance and the adequacy of our compensation committee charter at least annually.
We believe that the composition and functioning of our compensation committee complies with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

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Compensation Committee Processes and Procedures
Our compensation committee meets at least annually and with greater frequency, if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session.
However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.
The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of Progyny. In addition, under its charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and legal, accounting or other outside advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation committee also may form and delegate authority to one or more subcommittees consisting of one or more members of our board of directors (whether or not he, she or they are on the compensation committee) to the extent allowed under applicable law and stock exchange listing requirements. Although the compensation committee may act on any issue that has been delegated to the chair of the compensation committee or a subcommittee, doing so will not limit or restrict future action by the chair of the compensation committee or subcommittee on any matters delegated to it. Any action or decision of the chair of the compensation committee or a subcommittee will be presented to the full compensation committee at its next scheduled meeting.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee are currently, or have been at any time, one of our officers or employees. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Fred Cohen, M.D., D.Phil., Chair
Roger Holstein
Jeff Park
Beth Seidenberg, M.D.
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Progyny under the Securities or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee of our board of directors is composed of four directors: Mr. Dean, Mr. Gordon, Dr. Payson and Ms. Scott, with Dr. Payson serving as chair of the nominating and corporate governance committee. On August 30, 2022, Mr. Dean was appointed to the board of directors and the nominating and corporate governance committee. All members of the nominating and corporate governance committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Specific responsibilities of our nominating and corporate governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•considering and recommending to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•instituting plans or programs for the continuing education of our board of directors and orientation of new directors;

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•reviewing, assessing and recommending to our board of directors regarding corporate governance guidelines and matters;
•overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors;
•reviewing periodically the processes and procedures used by the Company to provide information to our board of directors and its committees, and, as appropriate, recommending changes to our board of directors;
•evaluating the nominating and corporate governance committee’s performance and the adequacy of our nominating and corporate governance committee charter at least annually; and
•overseeing and reviewing our progress against our environmental, social and governance goals.
We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and being older than 21. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of Progyny and the long-term interests of our stockholders.
In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including diversity of gender, ethnic background and country of origin), age, skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability. When considering candidates as potential members of the board, the board of directors and the nominating and corporate governance committee evaluates the candidates’ ability to contribute to such diversity. The board of directors assesses its effectiveness in this regard as part of its annual board and director evaluation process. The below board diversity matrix reflects certain self-reported statistics about the current 10 members of our board of directors.

Board Diversity Matrix (As of April 14, 2023)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	1
The nominating and corporate governance committee appreciates the value of thoughtful board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the board of directors. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to Progyny during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which is a determination based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of internal and external counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors, meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors.
The nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our amended and restated bylaws, which procedures are summarized below. The nominating and

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corporate governance committee will evaluate any director nominees received from stockholders in the same manner as recommendations received from management or members of our board of directors.
Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: General Counsel at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders. Submissions must include as to each proposed nominee, among other things, the name, age, business address and residence address of such nominee, the principal occupation or employment of such nominee, details regarding such nominee’s ownership of our capital stock, and such other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected, and must also include information regarding the stockholder making such nomination, as specified in our amended and restated bylaws. You should refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.
Stockholder Communications with our Board of Directors
Our board of directors has adopted a formal process by which stockholders may communicate with the board or any of its directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: General Counsel. Our Secretary will review each communication and will forward such communication to the board of directors or any of its directors to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate. Communications deemed by the Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.
Code of Conduct
We have adopted the Progyny, Inc. Code of Conduct that applies to all officers, directors, employees and outside labor, including independent contractors and consultants. The Code of Conduct is available on our website at investors.progyny.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. We granted no waivers in fiscal year 2022.
Anti-Hedging Policy
Our board of directors has adopted an Insider Trading Policy, which applies to all of our directors, officers, employees, and designated consultants, as well as such persons’ immediate family, persons with whom such persons share a household, persons who are such persons’ economic dependents, and, unless otherwise determined by us, any other individuals or entities whose transactions in securities such persons influence, direct, or control (including, e.g., a venture or other investment fund, if such persons influence, direct, or control transactions by the fund). The Insider Trading Policy prohibits hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds.

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PROPOSAL 2
RATIFICATION OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. In executing its responsibilities, the audit committee engages in an annual evaluation of Ernst & Young LLP’s qualifications, performance and independence, and considers whether continued retention of them as the Company’s independent registered public accounting firm is in the best interest of the Company. While Ernst & Young LLP has been retained as the Company’s independent registered public accounting firm continuously since 2012, in accordance with SEC rules and Ernst & Young LLP’s policies, the firm’s lead engagement partner rotates every five years. Representatives of Ernst & Young LLP are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Progyny and our stockholders.
The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to us by Ernst & Young LLP for the periods set forth below.

	Fiscal Year Ended
	2022	2021

	(in thousands)
Audit Fees(1)	$775	$700
Audit-related Fees(2)	—	—
Tax Fees(3)	172	119
All Other Fees(4)	—	—
Total Fees	$947	$819
______________________
(1)For 2022 and 2021, consists of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with regulatory filings.
(2)There were no such fees billed for 2022 or 2021.
(3)For 2022, consists of fees billed for tax compliance work, a transfer pricing study, an indirect tax study, a Section 382 study with respect to net operating loss carryforwards, assistance with a sales and use tax audit, and various other tax advisory services. For 2021, consists of fees billed for tax compliance work, a Section 382 study with respect to net operating loss carryforwards, a Nexus study, a transfer pricing study, and various other tax advisory services.
(4)There were no such fees billed for 2022 or 2021.
PRE-APPROVAL POLICIES AND PROCEDURES
The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services (subject to a de minimis exception). Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, including the chairperson of the audit committee, but any pre-approval decision made pursuant to such delegation must be reported to the full audit committee at its next scheduled meeting, and is effective unless or until modified or rescinded by the audit committee.
The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

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PROPOSAL 3
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Progyny, Inc. approve, on an advisory basis, the compensation paid to Progyny, Inc.’s named executive officers, as disclosed in this Proxy Statement for the 2023 Annual Meeting of Stockholders, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion.”
We believe that our compensation programs and policies for the year ended December 31, 2022 were an effective incentive for the achievement of the Company’s goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive Compensation” set forth in this proxy statement.
The next “say-on-pay” advisory vote following this one will occur at the 2024 annual meeting of stockholders.
The affirmative vote of the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter is required to approve, on an advisory (non-binding) basis, the compensation of our named executive officers.
Because your vote is advisory, it will not be binding upon the board, nor will it create or imply any change in the duties of the Company, our board of directors or our Compensation Committee. However, the board values stockholders’ opinions and the Compensation Committee will consider the outcome of the advisory vote when considering future executive decisions. The board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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EXECUTIVE OFFICERS
The following table sets forth, for our executive officers, their ages and position held with us as of the date of this proxy statement:

Name	Age	Principal Position with Progyny, Inc.
David Schlanger	63	Executive Chairman
Peter Anevski	55	Chief Executive Officer and Director
Allison Swartz	34	Executive Vice President, General Counsel and Secretary
Mark Livingston	57	Chief Financial Officer
Michael Sturmer	46	President
Biographical information for each of David Schlanger and Peter Anevski is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”
Allison Swartz has served as our Executive Vice President, General Counsel since November 2022. Ms. Swartz was previously the Deputy General Counsel at K Health Inc., a growth-stage digital healthcare company. Prior to that she was with Centene Corporation, the largest managed care organization in the country, from 2015 until 2021, where she held multiple senior positions, including Regional General Counsel and Privacy Officer, and General Counsel of their Texas Subsidiary Superior HealthPlan Inc. Ms. Swartz holds a B.S. in History, a M.A. in Healthcare Administration and a J.D. from the University of Maryland.
Mark Livingston has served as our Chief Financial Officer since September 2020. Previously, Mr. Livingston had served as our Executive Vice President of Finance from May 2019 to September 2020. Prior to that, he served as Chief Financial Officer of the International Business at Scripps Network Interactive, a media company, where he worked from August 2010 to April 2018, and as Chief Financial Officer of Emerson, Reid & Company, an employee benefits wholesaler, from June 2007 to August 2010. Previously, Mr. Livingston has held senior financial leadership roles at WebMD and Hess Corporation. Mr. Livingston received his B.S. from Tulane University and is a licensed Certified Public Accountant.
Michael Sturmer has served as our President since January 1, 2022 and was previously Executive Vice President, Chief Growth and Strategy Officer from February 2021 to December 2021. Mr. Sturmer has over two decades of operations, sales and strategic experience in the healthcare industry. From September 2016 to February 2021, he was Senior Vice President of Health Services at Livongo. Prior to that, Mr. Sturmer held several senior positions at Cigna, including Chief Operating Officer for the New York/New Jersey Health Plan. Mr. Sturmer received his B.A. degree in Health Administration from Quinnipiac University.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2022 Business Highlights
The following are some of our key 2022 financial and performance highlights:
•Our clinical outcomes with respect to single embryo transfer rates, pregnancy rate, miscarriage rate, live birth rate and IVF multiples rate remained superior to national averages.
•By becoming an even more present resource for our members in 2022, our industry-leading Net Promoter Score, or NPS, increased to +82, the highest level we have achieved.
•We had our most successful sales season ever, which is the most important driver of our long-term growth, by adding over a record 105 new clients and 1.2 million new covered lives.
•We achieved 2022 revenues of over $786 million, representing 57% year-over-year growth, based on strong utilization and the contribution of early client launches from our 2022 sales season.
In this Compensation Discussion and Analysis (“CD&A”) set forth below, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during 2022, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for 2022 and the material factors considered in making those decisions. Our named executive officers for the year ended December 31, 2022, which consist of our principal executive officer, our principal financial officer, and our three most other highly compensated executive officers for fiscal year 2022 (collectively, the “named executive officers”) are:
•Peter Anevski, who serves as Chief Executive Officer and is our principal executive officer;
•Mark Livingston, who serves as Chief Financial Officer and is our principal financial officer;
•David Schlanger who serves as Executive Chairman;
•Allison Swartz, who serves as Executive Vice President and General Counsel; and
•Michael Sturmer, who serves as President.
Ms. Swartz commenced employment with us effective November 28, 2022.
This section also describes the actions and decisions of our compensation committee as it relates to fiscal 2022 compensation decisions. Where relevant, the discussion below also reflects certain contemplated changes to our compensation structure that occurred after fiscal 2022 but before our Annual Meeting.
Details of our Compensation Program
Compensation Philosophy, Objectives and Design
Philosophy. We are focused on our mission of making dreams of parenthood come true through healthy, timely and supported fertility journeys. We believe that we are still in the early stages and to be successful, we must hire and retain a talented team of individuals who can help achieve this mission through the successful pursuit of our company priorities. We have provided compensation packages that we view as fair and competitive and that are designed to incentivize our executives to drive superior performance, as our ability to meet and exceed our business goals depends on the skills and contributions of each executive.
Historically, our compensation programs for our executives have been weighted towards rewarding both short- and long-term performance incentives through a mix of cash and equity compensation, providing our executives with an opportunity to share in the appreciation of our business over time. Following our initial public offering, we have continued emphasizing pay for performance and compensation that is “at risk.” We also intend to maintain a commitment to strong corporate governance and best practice as we design and implement compensation programs for our executives.
Objectives. Our compensation program for our named executive officers is built to support the following objectives:
•Attract and retain highly qualified and productive executives
•Provide a competitive total pay opportunity
•Motivate executives to reach short-term and long-term company goals
•Align executive pay with stockholder interest through equity awards with multi-year vesting

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Design. Our executive compensation program has been designed to motivate, reward, attract and retain high caliber management deemed essential to ensure our success. The program seeks to align executive compensation with our short-and long-term objectives, business strategy and financial performance.

What We Do		What We Don’t Do
✓	Deliver a significant portion of executive compensation through long-term equity to align interests with stockholders	Χ	No pledging or hedging of Progyny stock
✓	Engage an independent compensation consultant	Х	No excessive perquisites
✓	Benchmark certain pay against industry peers to offer market-competitive compensation	Х	No supplemental executive retirement plans
✓	Set challenging company metrics and targets	Х	No compensation-related tax gross-ups
✓	Conduct an annual executive compensation review	Х	No incentives that encourage excessive risk-taking
Determination of Compensation/Compensation Practices
The compensation committee administers the executive compensation program relating to the compensation of our executive officers, including our named executive officers. The compensation committee annually reviews and approves the compensation of our executives and the cash and equity incentive plans, including setting corporate goals and objectives upon which the executive compensation program is based, or recommends it for approval to the board of directors. The compensation committee evaluates our named executive officers’ performance in light of these goals and objectives.
We expect that our compensation committee will continue to make future compensation decisions with respect to our named executive officers. In making executive compensation determinations for 2022, we relied on a variety of factors, including compensation data from market survey data published by third parties for use as a general indicator of relevant market conditions and pay practices.
Role of Chief Executive Officer
At the request of the compensation committee, our Chief Executive Officer made recommendations to the compensation committee to assist in determining 2022 compensation levels of the other named executive officers other than with respect to his own compensation. The compensation committee considers the Chief Executive Officer’s evaluation and his direct knowledge of each named executive officer’s performance and contributions when making compensation decisions. However, the ultimate decisions regarding 2022 executive compensation were made by the compensation committee.
Role of Compensation Consultant
Our board of directors retained Willis Towers Watson, an independent compensation consultant, in April 2020 to provide advisory services to the compensation committee regarding executive compensation matters, including for 2022. The compensation committee has determined that Willis Towers Watson is independent and that there is no conflict of interest resulting from retaining Willis Towers Watson.
When making compensation decisions in 2022, the compensation committee analyzed market data for executive compensation focusing on the benchmarking analysis and market data provided by Willis Towers Watson. Our peer group review took into account multiple factors in which we selected companies that were similar in size (primarily revenue), in the healthcare industry, including healthcare services, healthcare technology and managed healthcare, and with similar direction on industry and business strategy.
In particular, for 2022 compensation determinations, the compensation committee reviewed compensation data from the public filings for the following companies, the peer group used to evaluate compensation was updated in 2022 due to the level of M&A activity and volatility in the market:

CareDx, Inc	National Research Corp
Certara, Inc.	NeoGenomics, Inc.
Corvel Corp	Omnicell, Inc.
Haemonetics Corporation	Quidel Corporation
HeathEquity Inc.	Repligen Corporation
Maravai LifeSciences Holdings, Inc	Tandem Diabetes Care, Inc.
Masimo Corporation	Veracyte, Inc.
MultiPlan Corporation
Use of Peer Group
The compensation committee reviewed our named executive officer compensation against this peer group to ensure that our named executive officer compensation is competitive and sufficient to recruit and retain our named executive officers. While we sought to

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benchmark cash compensation for our named executive officers to approximately the 50th percentile of our peer group, the compensation committee considered this data as only one factor in its compensation determination process. Compensation data from public filings of companies in our peer group formed the basis of the competitive benchmarking analysis and pay mix comparison.
Stockholder Input on Executive Compensation

At the 2022 annual meeting of shareholders, the Company provided the shareholders with the opportunity to cast an annual advisory vote to approve the Company’s executive compensation. Approximately 98.7% of the shares present by virtual attendance or represented by proxy and entitled to vote on the on the “2022 say-on-pay advisory vote” were voted in favor of the proposal. We have considered the 2022 say-on-pay advisory vote and believe that the overwhelming support of our shareholders for 2022 say-on-pay advisory vote indicates that our shareholders are generally supportive of our approach to executive compensation. The Company considered the outcome of the say-on-pay advisory votes when making compensation decisions regarding its NEOs for 2022 and plans to continue to consider input from shareholders in future years.
Elements of Executive Compensation
Our executive officer compensation packages generally include:
•Base salary;
•Performance-based cash incentives; and
•Equity-based compensation.
We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on our performance relative to company priorities. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between stockholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term.
Our 2022 equity program provided for serviced-based awards in stock options and restricted stock units (“RSU”), and performance-based restricted stock units (“PSU”), for certain of our named executive officers, which PSUs represent a multi-year compensation structure that promotes retention and incentivizes commitment to the operating results of the Company. At this point in our growth cycle, a significant portion of the total compensation of our executive officers is directly tied, through the use of stock options, restricted stock units and PSUs, to the growth and long-term success of our Company.
Base Salary
The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. The compensation committee reviews executive officer base salaries each year (or otherwise at the time of a new hire or promotion) and makes any adjustments it deems necessary. In setting base salaries, the compensation committee considers changes in responsibilities, individual performance, tenure in position, internal pay equity, Company performance, market data for individual in similar positions and advice from our independent compensation consultant. The compensation committee gives no specific weighting to any one factor in setting the level of base salary and the process ultimately relies on the subjective exercise of the compensation committee’s judgment. We intend to continue to evaluate the mix of base salary, short-term incentive compensation and long-term incentive compensation to appropriately align the interests of our named executive officers with those of our stockholders.
The following table sets forth the annualized base salaries of our named executive officers for 2022:

Named Executive Officer	Fiscal 2022 Annual Base Salary
Peter Anevski	$500,000
Mark Livingston	$425,000
David Schlanger	$250,000
Allison Swartz	$350,000(1)
Michael Sturmer	$425,000
______________________
(1) Ms. Swartz commenced employment with us November 28, 2022.
In connection with their executive transition, effective January 1, 2022, Mr. Schlanger’s base salary was reduced to $250,000 and Mr. Anevski’s base salary was increased to $500,000 to reflect their new roles. No other named executive officers received base salary increases in 2022.

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Bonuses
We consider annual cash incentive bonuses to be an important component of our total compensation program and they provide incentives necessary to retain executive officers. Each named executive officer is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the named executive officer’s base salary. Payments to our named executive officers under our bonus plan are determined by our compensation committee based, in the case of our named executive officers other than our Chief Executive Officer, on recommendations made by our Chief Executive Officer, considering each officer’s contributions to Company performance and also measured against their own defined job responsibilities.
In 2022, our named executive officers participated in our annual cash incentive bonus program at the following target percentages of base salary as of December 31, 2022:

Named Executive Officer	Target Percentage Salary
Peter Anevski	100%
Mark Livingston	60%
David Schlanger	100%
Allison Swartz(1)	N/A
Michael Sturmer	75%
______________________

(1) Ms. Swartz was not entitled to receive a bonus with respect to 2022 under our annual cash incentive bonus program because she was newly hired effective November 28, 2022. However, the Compensation Committee determined to pay Ms. Swartz a discretionary performance bonus of $40,000 with respect to 2022 due to her immediate constructive impact to the legal team and assistance in finalizing the 2022 selling season contracts. She will be eligible for a bonus of up to a maximum of 50% of her base salary commencing in fiscal year 2023.

In connection with their executive transition, effective January 1, 2022, Mr. Schlanger’s and Mr. Anevski’s target bonus opportunities were each increased to 100% of their base salaries respectively to reflect their new roles and the changes made to their base salaries. For 2022, the bonus opportunity for all executives was limited to 200% of the accrued bonus potential.
Short-term incentive payments for our named executive officers are based on the attainment of company-wide operational objectives and an individualized leadership assessment of each executive, as assessed by the compensation committee.
Payments Under Our 2022 Bonus Program
For 2022, we operated an annual cash-based incentive program for eligible employees, including our named executive officers, pursuant to which participants could receive bonuses based on the achievement of certain Company operational and strategic performance metrics (the “2022 Bonus Program”). Under the 2022 Bonus Program the compensation committee assesses whether or not the applicable performance goals have been met or exceeded, and based on such performance assessment and individualized executive performance assessment, determines payout levels for named executive officers based on their respective target bonus opportunities. Based on the compensation committee’s assessment, the actual payout amounts may be higher than the target opportunity.
2022 Bonus Program Performance Objectives
The 2022 Bonus Program included a variety of specified operational and strategic performance criteria. At the time these objectives were set, the board of directors felt that they were rigorous yet achievable incentive targets for management.
The compensation committee used the measures set forth below in order to determine performance achievement with respect to 2022 bonuses.

Performance Metric/Goal	Actual	Assessment
Sales and Account Management – grow client base, upsells to existing clients and client retention	Entered 2023 with a large contractual backlog of estimated annual revenues	Exceeds expectations
Clinical Outcomes and Scientific Leadership – generate industry leading clinical outcomes that exceed national averages	All clinical outcomes substantially exceeded most recently reported national averages and are industry leading	Exceeds expectations
Member Services – continue to improve and refine the member experience to maintain competitive differentiation	NPS score of 82+ by year-end and average member satisfaction survey score of 4.9 out of 5	Exceeds expectations

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Performance Metric/Goal	Actual	Assessment
Provider Network and Relations – continue to have a high quality network and maintain unique collaborative relationship with network providers	Continued to grow network and clinic watch lists to ensure alignment with high standards and developed provider collaboration opportunities	Meets expectations
Organization – maintain the unique mission-driven and collaborative culture	Positive results from employee engagement survey and had more employee engagement events	Exceeds expectations
Strategic – finalize priority areas for growth and support investor engagement	Launched male infertility services and named Best IR Program	Exceeds expectations
2022 Bonus Payout Results

Name	Target	Overall Assessment	Actual Bonus Payout
Peter Anevski	$500,000	Exceeds expectations	$500,000
Mark Livingston	$255,000	Exceeds expectations	$255,000
David Schlanger	$250,000	Exceeds expectations	$250,000
Allison Swartz	N/A	N/A	N/A
Michael Sturmer	$318,750	Exceeds expectations	$325,000

The actual amounts earned under the 2022 Bonus Program are set forth below in the column of the Summary Compensation Table titled “Non-Equity Incentive Plan Compensation.”
Equity Awards/Stock Plans
We view equity-based compensation as a critical component of our balanced total compensation program which establishes a performance-oriented culture at the Company for all levels of employees, including our executives. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our stockholders. Our current equity program provides for awards in stock options, restricted stock units, and, as of 2022, PSUs. We rely on these long-term equity awards to attract, motivate, and retain an outstanding executive team and to ensure a strong connection between our executive compensation program and the long-term interests of our stockholders. We do not currently have any formal policy for determining the number of equity-based awards to grant to named executive officers. Our compensation committee reviews and considers data provided by Willis Towers Watson in its assessment of our long-term incentive program.
The following table sets forth the aggregate number of stock options and restricted stock units, including those with performance-based vesting, granted to our named executive officers in the 2022 fiscal year.

Named Executive Officer	2022 Stock Options Granted	2022 RSUs Granted	2022 PSUs Granted
Peter Anevski	1,800,000	250,000	250,000
Mark Livingston	250,000	—	—
David Schlanger	333,000	84,000	83,000
Allison Swartz	175,000	60,000	—
Michael Sturmer	320,000	7,000	—
Messrs. Schlanger and Anevski did not receive any equity grants in 2020 or 2021. On January 1, 2022, in recognition of the significant new roles assumed by each executive, as well as to incentivize performance in light of each executive having not received any equity grants during the past two years, Messrs. Schlanger and Anevski received grants of 333,000 and 1,000,000 options at an exercise price of $50.35, 84,000 and 250,000 restricted stock units, and 83,000 and 250,000 PSUs, respectively in connection with their transitions to their new respective roles. Each such option and restricted stock unit award vests as to 25% on the first anniversary of the vesting commencement date of January 1, 2022 with the remaining 75% of such award vesting in equal quarterly installments on each quarterly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.

The PSUs vest and are earned, if at all, in two equal tranches in the event that specified rigorous revenue targets (as determined by the compensation committee) are achieved and sustained over any four consecutive fiscal quarters between the grant date and the fifth anniversary of the grant date. Each tranche of PSUs may be earned at any point prior to the fifth anniversary of the grant date; provided that if either or both tranches have not been earned prior to such date they will be forfeited for no consideration. The design of the PSUs serves to align certain of our key executives’ interests with those of long-term stockholders, incentivizes the achievement of sustained and strong Company financial performance and create retentive value.

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On March 2, 2022, Mr. Sturmer received a grant of 20,000 options at an exercise price of $44.53 and 7,000 restricted stock units as part of the Company’s annual 2021 merit grant process. On October 18, 2022, the Company determined to grant certain employees additional retention and merit equity awards, including Messrs. Anevski, Livingston and Sturmer received grants of 800,000, 250,000 and 300,000 options, respectively, at an exercise price of $39.39. In addition, on November 28, 2022 Ms. Swartz received new-hire grants of 175,000 options at an exercise price of $36.92 and 60,000 restricted stock units in connection with her commencement of employment with us. Each such award vests as to 25% on the first anniversary of the applicable vesting commencement date with the remaining 75% of such award vesting in equal quarterly installments on each quarterly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.
Other Company Compensation & Benefit Programs for Fiscal 2022
In addition to the annual and long-term compensation programs described above, we provided the named executive officers with benefits and limited perquisites consistent with those provided to other Company executives, as described below.
Comprehensive Benefits Package
We provide a competitive benefits package to all full-time employees, including the named executive officers, that includes health and welfare benefits, such as medical, dental, vision care, disability insurance and life insurance benefits.
Other Benefits and Perquisites
We did not pay any housing allowances or relocation amounts to our executives for 2022.
We do not generally provide any tax “gross ups” to our named executive officers.
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. Currently, we match 50% of the contributions that eligible employees make to the 401(k) plan up to 6% of the employee’s eligible compensation. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our named executive officers to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by the compensation committee.
Employment Agreements
We are party to employment agreements with each of our named executive officers, described in “— Employment Arrangements” below.
Severance Benefits
A detailed description of the applicable severance provisions contained in our named executive officer’s employment agreements is described in “— Employment Arrangements — Severance” below.
Other Matters
Tax and Accounting Considerations
Compensation Deductibility / Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, generally prohibits executive compensation in excess of $1 million per year to be deducted by us as a compensation expense, unless it qualifies for transition relief (i.e. grandfathering) applicable to certain arrangements in place as of November 2, 2017. Under a Section 162(m) transition rule for compensation plans or agreements of corporations which are privately held and which become publicly held in an initial public offering, compensation paid under a plan or agreement that existed prior to the initial public offering will not be subject to Section 162(m) for a transition period following the initial public offering (the “Post-IPO Transition Period”). As of December 31, 2022, the Company continues to be in the Post-IPO Transition Period. The compensation committee has approved, and may continue to approve, compensation exceeding the $1 million

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limitation, including with respect to a portion of base salary, annual bonus and long-term incentives. While compensation tax deductions are relevant issues to consider, the compensation committee believes that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in nondeductible compensation expenses for tax purposes.
Section 409A of the Internal Revenue Code
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.
Section 280G of the Internal Revenue Code
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.
Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the compensation committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.
Accounting Standards
ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of restricted stock units and performance units under our equity incentive award plans will be accounted for under ASC Topic 718. The compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.
Responsible Equity Grant Practices
Our equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the fair market value of our Common Stock on such dates. Equity grants are awarded under our stockholder approved plans and we do not backdate, reprice or grant equity awards retroactively. Our stockholder approved equity plans prohibit repricing of awards or exchanges of underwater options for cash or other securities without stockholder approval.

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2022 SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2022, December 31, 2021 and December 31, 2020.

Name and Principal Position during 2022	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter Anevski Chief Executive Officer	2022	500,000	—	25,175,000	42,393,600	500,000	11,472	68,580,072
	2021	425,000	—	—	—	350,000	10,770	785,770
	2020	425,000	156,250	—	—	318,750	9,861	909,861
Mark Livingston Chief Financial Officer	2022	425,000	—	—	5,339,500	255,000	13,872	6,033,372
	2021	425,000	—	4,521,210	7,586,995	255,000	275,467	13,063,672
	2020	389,776	127,812	299,760	94,529	207,188	132,230	1,251,295
David Schlanger Executive Chairman	2022	250,000	—	8,408,450	8,427,298	250,000	10,408	17,346,156
	2021	500,000	—	—	—	350,000	12,462	862,462
	2020	500,000	125,000	—	—	350,000	12,312	987,312
Allison Swartz(5) Executive Vice President and General Counsel	2022	33,205	140,000	2,215,200	3,503,675	—	149	5,892,229
Michael Sturmer President	2022	425,000	—	311,710	6,862,078	325,000	11,498	7,935,286
______________________
(1)For 2022, amounts reflect a sign-on bonus for Ms. Swartz, who commenced employment with us on November 28, 2022, as well as a discretionary performance bonus for Ms. Swartz for 2022, which the Compensation Committee determined to pay Ms. Swartz due to her immediate constructive impact to the legal team and assistance in finalizing the 2022 selling season contracts. For 2020, amounts reflect special bonuses paid to each of our named executive officers in 2020 and adjustments to the cash performance bonus payouts made by our compensation committee in recognition of our named executive officers’ individual performance during 2020.
(2)Amounts reported represent the aggregate grant date fair value of stock options and stock awards, including those with performance-based vesting, granted to our named executive officers in 2022, computed in accordance with ASC Topic 718, excluding the estimated effect of forfeitures. The assumptions used in calculating the grant date fair value of the stock options and stock awards reported in this column are set forth in the Note 10 of our audited consolidated financial statements included in the Annual Report for the year ended December 31, 2022. This amount does not reflect the actual economic value that may be realized by the executive officer.
(3)Amounts shown represent the named executive officers’ total performance-based cash bonuses earned for 2022, 2021 and 2020, as applicable, based on the achievement of performance goals as determined by our compensation committee.
(4)For Mr. Anevski for 2022, this amount includes matching contributions to the 401(k) plan of $9,150 and payment of term life insurance premiums of $2,322. For Mr. Livingston for 2022, this amount includes matching contributions to the 401(k) plan of $9,150; payment of term life insurance premiums of $2,322; cell phone reimbursements of $900; and HSA employer contributions equal to $1,500. For Mr. Schlanger for 2022, this amount includes matching contributions to the 401(k) plan of $6,843 and payment of term life insurance premiums of $3,564. For Ms. Swartz for 2022, this amount includes payment of term life insurance premiums of $36; and cell phone reimbursements of $113. For Mr. Sturmer for 2022, this amount includes matching contributions to the 401(k) plan of $9,150; payment of term life insurance premiums of $810; cell phone reimbursements of $788; and HSA employer contributions equal to $750.
(5)Ms. Swartz commenced employment with us November 28, 2022.

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GRANTS OF PLAN-BASED AWARDS — FISCAL YEAR 2022
The following table shows all plan-based awards which the Company granted to the named executive officers during 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter Anevski	N/A	—	500,000	1,000,000	—	—	—	—	—	—	—
	1/1/22 (3)	—	—	—	—	—	—	250,000		—	12,587,500
	1/1/22 (3)	—	—	—	—	250,000	250,000	—		—	12,587,500
	1/1/22 (3)	—	—	—	—	—	—		1,000,000	50.35	25,307,200
	10/18/22 (4)	—	—	—	—	—	—	—	800,000	39.39	17,086,400
Mark Livingston	N/A	—	255,000	510,000	—	—	—	—	—	—	—
	10/18/22 (4)	—	—	—	—	—	—	—	250,000	39.39	5,339,500
David Schlanger	N/A	—	250,000	500,000	—	—	—	—	—	—	—
	1/1/22 (3)	—	—	—	—	—	—	84,000		—	4,229,400
	1/1/22 (3)	—	—	—	—	83,000	83,000	—	—	—	4,179,050
	1/1/22 (3)	—	—	—	—	—	—		333,000	50.35	8,427,298
Allison Swartz	N/A	—	—	—	—	—	—	—	—	—	—
	11/28/22 (5)	—	—	—	—	—	—	60,000	—	—	2,215,200
	11/28/22 (5)	—	—	—	—	—	—	—	175,000	36.92	3,503,675
Michael Sturmer	N/A	—	318,750	637,500	—	—	—	—	—	—	—
	3/2/22 (6)	—	—	—	—	—	—	7,000	—	—	311,710
	3/2/22 (6)	—	—	—	—	—	—	—	20,000	44.53	571,846
	10/18/22 (4)	—	—	—	—	—	—	—	300,000	39.39	6,407,400
(1)Amounts reported represent the aggregate grant date fair value of stock options and stock awards granted to our named executive officers in 2022, computed in accordance with ASC Topic 718, excluding the estimated effect of forfeitures. The assumptions used in calculating the grant date fair value of the stock options and stock units reported in this column are set forth in Note 10 to our audited consolidated financial statements included in the Annual Report for the year ended December 31, 2022. This amount does not reflect the actual economic value that may be realized by the executive officer.
(2)These columns show the range of estimated payouts targeted for 2022 performance bonuses under our 2022 Bonus Program for our executive officers as described above in the section titled “Elements of Executive Compensation — Bonuses.” The actual cash bonus payments made in 2022 based on 2022 performance are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Ms. Swartz was not entitled to receive a bonus with respect to 2022 because she was newly hired effective November 28, 2022.

(3)On January 1, 2022, Messrs. Schlanger and Anevski received grants of 333,000 and 1,000,000 options at an exercise price of $50.35, 84,000 and 250,000 restricted stock units, and 83,000 and 250,000 PSUs, respectively in connection with their transitions to their new respective roles. Each such option and restricted stock unit award vests as to 25% on the first anniversary of the vesting commencement date of January 1, 2022 with the remaining 75% of such award vesting in equal quarterly installments on each quarterly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.
The PSUs vest and are earned, if at all, in two equal tranches in the event that specified rigorous revenue targets (as determined by the compensation committee) are achieved and sustained over any four consecutive fiscal quarters between the grant date and the fifth anniversary of the grant date, in each case subject to the executive’s continued service through each applicable vesting date, as described above in the section titled “Elements of Executive Compensation —Equity Awards/Stock Plans.” As a result, there is no “threshold” opportunity with respect to the PSUs that may be earned.

(4)On October 18, 2022, Messrs. Anevski, Livingston and Sturmer received merit grants of 800,000, 250,000 and 300,000 options, respectively, at an exercise price of $39.39. Each such award vests as to 25% on the first anniversary of the vesting commencement date of October 18, 2022 with the remaining 75% of such award vesting in equal quarterly installments on each quarterly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.

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(5)On November 28, 2022, Ms. Swartz received new-hire grants of 175,000 options at an exercise price of $36.92 and 60,000 restricted stock units in connection with her commencement of employment with us. Each such award vests as to 25% on the first anniversary of the vesting commencement date of November 28, 2022 with the remaining 75% of such award vesting in equal quarterly installments on each quarterly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.
(6)On March 2, 2022, Mr. Sturmer received a grant of 20,000 options at an exercise price of $44.53 and 7,000 restricted stock units. Each such award vests as to 25% on the first anniversary of the applicable vesting commencement date of March 2, 2022 with the remaining 75% of such award vesting in equal quarterly installments on each quarterly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Arrangements
We are party to employment agreements with each of our named executive officers. The arrangements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, bonus potential, eligibility for employee benefits and severance benefits upon a qualifying termination of employment, subject to such employee executing a separation agreement with us.
Peter Anevski

In September 2019, we entered into an amended and restated employment agreement with Mr. Anevski, our President, Chief Operating & Financial Officer, and which was further amended and restated effective January 1, 2022 in connection with Mr. Anevski’s transition to the role of Chief Executive Officer. Pursuant to his amended and restated agreement, Mr. Anevski’s annual base salary increased from $425,000 to $500,000 and Mr. Anevski is also eligible to receive an annual discretionary performance and retention bonus of up to a maximum of 100% of his annual salary for 2022, which was increased from 75% of his annual salary. Pursuant to his agreement, Mr. Anevski was also granted an equity award comprised of 1,000,000 options, 250,000 RSUs and 250,000 PSUs (as described further above).
Pursuant to his agreement, Mr. Anevski will continue to be entitled to severance benefits in the event that he is terminated by us without “cause” or if he resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his agreement), such that he will be entitled to: (1) continued payment of his then-current base salary for a period of 12 months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, (4) 12 months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for 12 months following his termination. If Mr. Anevski is terminated without cause or resigns with good reason within one month prior to or within two years following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Good reason within two years of our acquisition includes resignation by Mr. Anevski for any or no reason after the nine-month anniversary of the acquisition. If Mr. Anevski resigns without good reason or is terminated for cause, he will not be entitled to any severance benefits, his equity awards will no longer vest and all payments, other than those already earned, will terminate. If Mr. Anevski is terminated because of his disability, then his then-outstanding options will be exercisable for 12 months following his last day of employment, while if Mr. Anevski’s employment is terminated due to his death, his then outstanding equity awards will accelerate in full. Mr. Anevski’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his offer letter and timely signing a general release of claims in our favor.
Mark Livingston
Effective September 15, 2020, we entered into an amended and restated employment agreement with Mr. Livingston providing for his promotion to Chief Financial Officer, which was further amended and restated effective June 7, 2022. Pursuant to his agreement, Mr. Livingston is entitled to an annual base salary of $425,000 and is eligible to receive an annual discretionary performance and retention bonus of up to a maximum of 60% of his annual salary.
Pursuant to his agreement, if Mr. Livingston is terminated by us without “cause” or if Mr. Livingston resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of six months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to six months following his termination, (4) six months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for twelve months following his termination. If Mr. Livingston is terminated without cause or resigns with good reason within one month prior to or within two years following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. If Mr. Livingston resigns without good reason or is terminated for cause, he will not be entitled to any

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severance benefits, his equity awards will no longer vest and all payments, other than those already earned, will terminate. If Mr. Livingston is terminated because of his disability, then his then outstanding options will be exercisable for 12 months following his last day of employment, while if his employment is terminated due to his death, his then outstanding equity awards will accelerate in full. Mr. Livingston’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his employment agreement and timely signing a general release of claims in our favor.
David Schlanger
In September 2019, we entered into an amended and restated employment agreement with Mr. Schlanger, who served as Chief Executive Officer during 2021, and which was further amended and restated effective January 1, 2022 in connection with Mr. Schlanger’s transition to the role of Executive Chairman. Pursuant to his amended and restated agreement, Mr. Schlanger’s annual base salary decreased from $500,000 to $250,000 for 2022. Mr. Schlanger is also eligible to receive an annual discretionary performance and retention bonus of up to a maximum of 100% of his annual salary, which was increased from 75% of his annual salary. Pursuant to his agreement, Mr. Schlanger was also granted an equity award comprised of 333,000 options, 84,000 RSUs and 83,000 PSUs (as described further above).
Pursuant to his agreement, Mr. Schlanger will continue to be entitled to severance benefits in the event that he is terminated by us without “cause” or if Mr. Schlanger resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his agreement), such that he will be entitled to: (1) continued payment of his then-current base salary for a period of 12 months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, (4) 12 months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for 12 months following his termination. If Mr. Schlanger is terminated without cause or resigns with good reason within one month prior to or within two years following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Good reason within two years of our acquisition includes resignation by Mr. Schlanger for any or no reason after the nine-month anniversary of the acquisition. If Mr. Schlanger resigns without good reason or is terminated for cause, he will not be entitled to any severance benefits, his options will no longer vest and all payments, other than those already earned, will terminate. If Mr. Schlanger is terminated because of his disability, then his then-outstanding options will be exercisable for 12 months following his last day of employment, while if Mr. Schlanger’s employment is terminated due to his death, his then outstanding equity awards will accelerate in full. Mr. Schlanger’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his agreement and timely signing a general release of claims in our favor.
Allison Swartz
On October 26, 2022, we entered into an employment agreement with Ms. Swartz as our Executive Vice President, General Counsel effective November 28, 2022. Pursuant to her agreement, Ms. Swartz is entitled to an annual base salary of $350,000 and is eligible to receive an annual discretionary performance bonus of up to a maximum of 50% of her base salary commencing as of fiscal year 2023. The board approved a one-time performance bonus for 2022 in the amount of $40,000. The agreement also provided for a sign-on bonus of $100,000, which is subject to repayment in the event Ms. Swartz resigns from her employment or is terminated by the Company for “cause” within 12 months of her start date, as well as an initial stock option grant of 175,000 options and 60,000 restricted stock units under the 2019 Plan.

Michael Sturmer

We are party to an amended and restated employment agreement with Mr. Sturmer providing for his employment as President, effective January 1, 2022. Pursuant to his agreement, Mr. Sturmer is entitled to an annual base salary of $425,000 and is eligible to receive an annual discretionary performance and retention bonus of up to a maximum of 75% of his annual salary.

Pursuant to his agreement, if Mr. Sturmer is terminated by us without “cause” or if Mr. Sturmer resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of twelve months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to twelve months following his termination, (4) twelve months of continued vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for six months following his termination. If Mr. Sturmer is terminated without cause or resigns with good reason within one month prior to or within one year following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. If Mr. Sturmer resigns without good reason or is terminated for cause or due to his disability, he will not be entitled to any severance benefits, his equity awards will no longer vest and all payments, other than those already earned, will terminate. If Mr. Sturmer is terminated due to his death, his then-outstanding equity awards will accelerate in full. Mr. Sturmer’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his employment agreement and timely signing a general release of claims in our favor.

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OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2022:

		Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Peter Anevski	10/18/2022	—		800,000(2)		39.3900		10/17/2032	—		—		—		—
	1/1/2022	—		1,000,000(3)		50.3500		12/31/2031	—		—		—		—
	1/1/2022	—		—		—		—	250,000(3)		7,787,500		—		—
	1/1/2022	—		—		—		—	—		—		250,000(4)		7,787,500
	5/24/2019	1,177,949(5)		177,607(5)		3.9545		05/23/2029	—		—		—		—
	8/17/2018	34,042(6)		—		1.5000		08/16/2028	—		—		—		—
	8/4/2017	472,107(6)		—		0.9091		8/3/2027	—		—		—		—
Mark Livingston	10/18/2022	—		250,000(2)		39.3900		10/17/2032	—		—		—		—
	9/1/2021	78,125(7)		171,875(7)		56.2900		8/31/2031	—		—		—		—
	9/1/2021	—		—		—		—	51,561(7)		1,606,125		—		—
	3/3/2021	8,750(8)		11,250(8)		42.7800		3/2/2031	—		—		—		—
	3/3/2021	—		—		—		—	3,935(8)		122,575		—		—
	5/4/2020	—		—		—		—	2,500(9)		77,875		—		—
	3/9/2020	3,376(10)		2,810(10)		23.1600		3/8/2030	—		—		—		—
	3/9/2020	—		—		—		—	1,091(10)		33,895		—		—
	6/4/2019	96,251(11)		34,376(11)		3.9545		6/3/2029	—		—		—		—
David Schlanger	1/1/2022	—		333,000(3)		50.3500		12/31/2031	—		—		—		—
	1/1/2022	—		—		—		—	84,000(3)		2,616,600		—		—
	1/1/2022	—		—		—		—	—		—		83,000(4)		2,585,450
	5/24/2019	1,675,229(5)		194,793(5)		3.9545		05/23/2029	—		—		—		—
	8/17/2018	202,794(6)		—		1.5000		8/16/2028	—		—		—		—
	8/4/2017	1,232,229(6)		—		0.9091		8/03/2027	—		—		—		—
Allison Swartz	11/28/2022	—		175,000(12)		36.9200		11/27/2032	—		—		—		—
	11/28/2022	—		—		—		—	60,000(12)		1,869,000		—		—
Michael Sturmer	10/18/2022	—		300,000(2)		39.3900		10/17/2032	—		—		—		—
	3/2/2022	—		20,000(13)		44.5300		3/1/2032	—		—		—		—
	3/2/2022	—		—		—		—	7,000(13)		218,050		—		—
	3/3/2021	262,500(8)		337,500(8)		42.7800		3/2/2031	—	—	—	—	—	—	—
	3/3/2021	—	—	—	—	—	—	—	140,625(8)		4,380,469		—	—	—
______________________
(1)For stock awards, this value is based upon the closing stock price of our common stock of December 31, 2022 of $31.15.
(2)Each such award will vest as to 25% on October 18, 2023 with the remaining 75% of such award vesting in equal quarterly installments over the next three years, subject to the executive’s continued service through each applicable vesting date.

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(3)Each such award vested as to 25% on January 1, 2023 with the remaining 75% of such award vesting in equal quarterly installments over the next three years, subject to the executive’s continued service through each applicable vesting date.
(4)Each such award will vest and be earned, if at all, in two equal tranches in the event that specified rigorous revenue targets (as determined by the compensation committee) are achieved and sustained over any four consecutive fiscal quarters between the grant date and the fifth anniversary of the grant date, in each case subject to the executive’s continued service through each applicable vesting date, as described above in the section titled “Elements of Executive Compensation —Equity Awards/Stock Plans.”
(5)Each such award vested as to 25% on May 23, 2020 with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.
(6)Each such award vested as to 25% on January 16, 2018 with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.
(7)Each such award vested as to 25% on September 1, 2022 with the remaining 75% of such award vesting in equal quarterly installments over the next three years, subject to the executive’s continued service through each applicable vesting date.
(8)Each such award vested as to 25% on February 26, 2022 (or February 25, 2022 for Mr. Sturmer’s March 3rd RSU grant) with the remaining 75% of such award vesting in equal quarterly installments over the next three years, subject to the executive’s continued service through each applicable vesting date.
(9)Each such award vested as to 25% on October 25, 2020 with the remaining 75% of such award vesting in equal quarterly installments over the next three years, subject to the executive’s continued service through each applicable vesting date.
(10)Each such award vested as to 25% on March 9, 2021 with the remaining 75% of such award vesting in equal quarterly installments thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.
(11)Each such award vested as to 25% on May 29, 2020 with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.
(12)Each such award will vest as to 25% on November 28, 2023 with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.
(13)Each such award vested as to 25% on March 2, 2023 with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.
OPTION EXERCISES AND STOCK VESTED — FISCAL YEAR 2022
The following table shows for 2022 the number of shares acquired upon exercise of option awards and the vesting of stock awards and the value realized upon such exercise and vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(4)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(5)
Peter Anevski	320,080	11,966,776	—	—
Mark Livingston	—	—	29,880(2)	1,163,371
David Schlanger	1,002,156	42,217,365	—	—
Allison Swartz	—	—	—	—
Michael Sturmer	—	—	109,375(3)	4,014,531
______________________
(1)Represents the gross number of shares acquired on the exercise of options or vesting of restricted stock units, as applicable, without taking into account any shares withheld to satisfy applicable tax obligations.
(2)After withholding shares sufficient to cover applicable taxes and fees upon the vesting of restricted stock units, Mr. Livingston retained a total of 17,836 net shares.
(3)After withholding shares sufficient to cover applicable taxes and fees upon the vesting of restricted stock units, Mr. Sturmer retained a total of 62,695 net shares.
(4)Represents the value of the exercised stock options, calculated by multiplying (1) the number of vested options exercised by (2) the closing stock price from the previous trading day, less the exercise price of such options.
(5)Represents the value of the vested restricted stock units, calculated by multiplying (1) the number of vested restricted stock units by (2) the closing stock price from the previous trading day.

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SUMMARY OF POTENTIAL PAYMENTS AND BENEFITS — TERMINATION EVENTS
Overview
This section describes the benefits payable to our named executive officers in two circumstances:
•Termination of Employment
•Change in Control
Employment Agreements — Severance
Peter Anevski
Pursuant to his employment agreement, if Mr. Anevski is terminated by us without “cause” or if Mr. Anevski resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of 12 months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, (4) 12 months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards, as well as full acceleration of the 2022 PSUs (whether or not performance has been attained), and (5) his options remaining exercisable for 12 months following his termination. If Mr. Anevski is terminated without cause or resigns with good reason within one month prior to or within two years following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Good reason within two years of our acquisition includes resignation by Mr. Anevski for any or no reason after the nine-month anniversary of the acquisition. If Mr. Anevski resigns without good reason or is terminated for cause, he will not be entitled to any severance benefits, his equity awards will no longer vest and all payments, other than those already earned, will terminate. If Mr. Anevski is terminated because of his disability, then his then-outstanding options will be exercisable for 12 months following his last day of employment while if his employment is terminated due to his death, his then outstanding equity awards will accelerate in full. Mr. Anevski’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his offer letter and timely signing a general release of claims in our favor.
Mark Livingston
Pursuant to his employment agreement, if Mr. Livingston is terminated by us without “cause” or if Mr. Livingston resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of six months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to six months following his termination, (4) six months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for six months following his termination. If Mr. Livingston is terminated without cause or resigns with good reason within one month prior to or within two years following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Good reason within two years of our acquisition includes resignation by Mr. Livingston for any or no reason after the nine-month anniversary of the acquisition. If Mr. Livingston is terminated because of his disability, then his then-outstanding options will be exercisable for 12 months following his last day of employment, while if his employment is terminated due to his death, his then outstanding equity awards will accelerate in full. Mr. Livingston’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his employment agreement and timely signing a general release of claims in our favor.
David Schlanger
Pursuant to his employment agreement, if Mr. Schlanger is terminated by us without “cause” or if Mr. Schlanger resigns for “good reason” outside of the “change in control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of 12 months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, (4) 12 months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards as well as full acceleration of the 2022 PSUs (whether or not performance has been attained), and (5) his options remaining exercisable for 12 months following his termination. If Mr. Schlanger is terminated without cause or resigns with good reason within one month prior to or within two years following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Good reason within two years of our acquisition includes resignation by Mr. Schlanger for any or no reason after the nine-month anniversary of the acquisition. If Mr. Schlanger resigns without good reason or is terminated for cause, he will not be entitled to any severance benefits, his options will no longer vest and all payments, other than those already earned, will terminate. If Mr. Schlanger is terminated because of his disability, then his then-outstanding options will be exercisable for 12 months following his last day of

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employment, while if his employment is terminated due to his death, his then-outstanding equity awards will accelerate in full. Mr. Schlanger’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his agreement and timely signing a general release of claims in our favor.
Allison Swartz
Ms. Swartz is not entitled to any severance benefits pursuant to her employment agreement.
Michael Sturmer
Pursuant to his agreement, if Mr. Sturmer is terminated by us without “cause” or if Mr. Sturmer resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of twelve months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to twelve months following his termination, (4) twelve months of continued vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for six months following his termination. If Mr. Sturmer is terminated without cause or resigns with good reason within one month prior to or within one year following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. If Mr. Sturmer resigns without good reason or is terminated for cause or due to his disability, he will not be entitled to any severance benefits, his equity awards will no longer vest and all payments, other than those already earned, will terminate. If Mr. Sturmer is terminated due to his death, his then-outstanding equity awards will accelerate in full. Mr. Sturmer’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his employment agreement and timely signing a general release of claims in our favor.
Equity Plans
Pursuant to our 2017 Plan and 2019 Plan (as defined below), in the event any of our employees, including our executives, are terminated by reason of his or her death, such employee will be entitled to accelerated vesting of the then-unvested service-based awards.

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Summary of Potential Payments Upon Termination or Change in Control
The following table summarizes the payments that would be made to our named executive officers who remained employed as of December 31, 2022 upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2022. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation or acceleration of outstanding stock options and restricted stock units (unless the vesting is contingent on attainment of a performance condition).

Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)(6)	Death
Peter Anevski	Cash	1,000,000(1)	1,000,000(1)	—
	Equity Acceleration	16,024,642(2)	20,405,111(3)	12,617,611(3)
	All Other Payments or Benefits	31,719(4)	31,719(4)	—
	Gross Up Payment	—	—	—
	Total	17,056,361	21,436,830	12,617,611
Mark Livingston	Cash	467,500(1)	467,500(1)	—
	Equity Acceleration	1,315,753(2)	2,797,884(3)	2,797,884(3)
	All Other Payments or Benefits	12,172(4)	12,172(4)	—
	Total	1,795,425	3,277,556	2,797,884
David Schlanger	Cash	500,000(1)	500,000(1)	—
	Equity Acceleration	9,027,706(2)	10,499,543(3)	7,914,093(3)
	All Other Payments or Benefits	22,438(4)	22,438(4)	—
	Gross Up Payment	—	—	—
	Total	9,550,144	11,021,981	7,914,093
Allison Swartz(5)	Cash	—	—	—
	Equity Acceleration	—	—	1,869,000(3)
	All Other Payments or Benefits	—	—	—
	Gross Up Payment	—	—	—
	Total	—	—	1,869,000
Michael Sturmer	Cash	743,750(1)	743,750(1)	—
	Equity Acceleration	2,042,350(2)	4,598,519(3)	4,598,519(3)
	All Other Payments or Benefits	7,828(4)	7,828(4)	—
	Gross Up Payment	—	—	—
	Total	2,793,928	5,350,097	4,598,519
______________________
(1)Represents payment equal to (1) 12 months (or six months for Mr. Livingston) of the executive’s base salary at termination for the year ended December 31, 2022 and (2) the executive’s full target bonus for such year of termination (without regard to proration assuming a termination date of December 31, 2022).
(2)Represents the value of 12 months (or six months for Mr. Livingston) of unvested equity awards that would be subject to accelerated vesting, based upon the closing price of our common stock on December 31, 2022 of $31.15. These values do not include options that have an exercise price that is less than the closing market price of our common stock on December 31, 2022 and as a result are underwater.
(3)Represents the value of all unvested equity awards that would be subject to accelerated vesting, including the PSUs, based upon the closing price of our common stock on December 31, 2022 of $31.15. These values do not include options that have an exercise price that is less than the closing market price of our common stock on December 31, 2022 and as a result are underwater.
(4)Represents the estimated costs of continuation of group health benefits for 12 months (or six months for Mr. Livingston) following the executive’s termination.
(5)Ms. Swartz is not entitled to any payments or benefits under her employment agreement upon a termination of her employment or the occurrence of a change in control.
(6)Pursuant to their terms, the equity awards held by our named executive officers will not automatically accelerate in connection with a change in control unless they are not assumed or substituted in connection with such change in control. The values of any potential acceleration if the awards are not assumed or substituted would be as reflected in this column. In addition, as described above, pursuant to our 2017 Plan and 2019 Plan, in the event any of our employees, including our executives, are terminated by reason of his or her death, such employee will be entitled to accelerated vesting of the then-unvested service-based awards, with the equity acceleration values set forth in this column.

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CEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our other employees.
The annual total compensation for 2022 for our Chief Executive Officer was $68,580,072, as previously disclosed and further described in our Compensation Discussion and Analysis, Mr. Anevski received equity grants associated with his transition to the role of Chief Executive Officer. The annual total compensation for 2022 for our median employee, identified as discussed below, was $105,419, calculated as explained below. Based on this information, for 2022, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees was approximately 651 to 1.
Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure
We chose December 31, 2022 as the date for establishing the employee population used in identifying the median employee and used calendar year 2022 as the measurement period. We identified the median employee using the consistently applied compensation measure of actual gross wages for each employee employed as of December 31, 2022 (other than our Chief Executive Officer). We captured all full-time, part-time, seasonal and temporary employees, consisting of approximately 400 individuals.
The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs, including compensation actually paid (“CAP”), for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based On(7):
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO($)(2)(3)	Average Summary Compensation Table Total for non-PEO NEOs($)(4)	Average Compensation Actually Paid to non-PEO NEOs ($)(2)(4)(5)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(6)	Net Income (thousands) ($)	Revenue (thousands) ($)(8)
2022	68,580,072	31,304,264	9,301,761	(708,249)	113.48	133.44	30,358	786,913
2021	862,462	12,703,237	5,449,136	6,880,527	183.42	138.35	65,769	500,621
2020	987,312	19,593,349	793,843	2,978,511	154.43	111.43	46,459	344,858
______________________
(1)Mr. Schlanger served as our CEO from January 2017 to December 2021. Mr. Anevski has served as our CEO since January 1, 2022.
(2)The fair values of RSUs, PSUs and stock options included in the CAP to our PEOs and the Average CAP to our NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for the year ended December 31, 2022. Any changes to the RSU fair values from the grant date (for current year grants) and from prior year-end (for prior year RSU grants) are based on our updated stock price at the respective measurement dates and updated performance target projections (for PSUs). Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, and risk-free rate assumptions. For all years presented, the meaningful increases or decreases in the year-end stock option fair value from the fair value on the grant date were primarily driven by changes in the stock price.
(3)Compensation actually paid to our PEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

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	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	68,580,072	862,462	987,312
Less, value of Stock Awards and Options Awards in Summary Compensation Table	(67,568,600)	—	—
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	39,410,940	—	—
Plus/Less, year-over-year change in fair value of outstanding and unvested equity awards granted in prior years	(3,368,117)	5,284,970	18,392,284
Plus/Less, year-over-year change in fair value of equity awards granted in prior years that vested in the year	(5,750,031)	6,555,805	213,753
Compensation Actually Paid to PEOs	31,304,264	12,703,237	19,593,349
(4)Non-PEO NEOs include the following for 2022: Mr. Livingston, Mr. Schlanger, Ms. Swartz, and Mr. Sturmer. For 2021, the non-PEO NEOs include Mr. Anevski, Mr. Livingston, Ms. Bealer, and Ms. Greenbaum. For 2020, the non-PEO NEOs include Mr. Anveski, Ms. Ajmani, Ms. Bealer, Ms. Greenbaum, and Mr. Livingston.
(5)Average compensation actually paid to our non-PEO NEOs represents the average “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2022 ($)	2021 ($)	2020 ($)
Average Summary Compensation Table Total	9,301,761	5,449,136	793,843
Less, average value of Stock Awards and Options Awards in Summary Compensation Table	(8,766,978)	(4,777,735)	(188,928)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	5,604,053	3,820,260	360,083
Plus/Less, average year-over-year change in fair value of outstanding and unvested equity awards granted in prior years	(3,796,209)	1,617,046	4,340,920
Plus, average fair value of equity awards granted and vested in the year	—	—	27,950
Plus/Less, average year-over-year change in fair value of equity awards granted in prior years that vested in the year	(3,050,876)	1,950,757	(75,463)
Less, average fair value of equity awards granted in prior years that failed to meet vesting conditions in the year	—	(1,178,937)	(2,279,894)
Average Compensation Actually Paid to non-PEO NEOs	(708,249)	6,880,527	2,978,511
(6)The peer group used for this purpose is Standard & Poor's 500 Health Care index.
(7)The total shareholder return and peer group total shareholder return are three year cumulative returns assuming an initial fixed investment of $100, and that all dividends, if any, were reinvested.
(8)Revenue is a GAAP measure. The Company selected Revenue as the Company-Selected Measure due to it being an important financial measure that helps link CAP to the Company’s NEOs to the Company’s performance for the most recently completed fiscal year. Specifically, Revenue is used as a performance metric in our long-term equity incentive program for our PSUs, which are eligible to be earned based on achievement of specific Revenue targets over a five-year performance period.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our three-year cumulative TSR, (ii) our three-year Peer Group TSR, (iii) our net income, and (iv) our revenue, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022. TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

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Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2022:

a.Revenue.

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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	Number of Shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of Shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (#)
Equity compensation plans approved by security holders	21,789,539(1)	$31.24	4,547,752(2)
Equity compensation plan not approved by security holders	—	—	—
Total	21,789,539	$31.24	4,547,752
______________________
(1)This amount includes the following:
(a)18,808,026 shares to be issued upon the exercise of outstanding stock options, of which 65,480 were granted from the Progyny Inc. 2008 Stock Plan (the 2008 Stock Plan) with a weighted-average exercise price of $1.22, 6,511,674 were granted from the Progyny Inc. 2017 Equity Incentive Plan, as amended (the 2017 Plan) with a weighted-average exercise price of $3.23 and 12,230,872 were granted from the Progyny Inc. 2019 Equity Incentive Plan, as amended (the 2019 Plan) with a weighted-average exercise price of $32.13.
(b)565,351 shares to be issued upon the exercise of outstanding common stock warrants with a weighted-average exercise price of $1.73.
(c)2,416,162 shares subject to restricted stock units that were granted under the 2019 Plan. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation.
(2)Includes 1,241,365 shares available for issuance under the 2019 Plan as of December 31, 2022. In October 2019, the Company’s Board of Directors and stockholders adopted and approved the 2019 Plan as the successor to continuation of the Company’s 2017 Plan. Under the 2019 Plan, an annual increase to the number of shares issuable is automatically added on January 1 of each year for a period of ten years commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to (i) 4% the total number of shares of common stock outstanding on December 31 of the preceding year or (ii) such lesser number of shares as the Board of Directors may provide.
Also includes 3,306,387 shares available for issuance under the ESPP as of December 31, 2021 (of which 27,492 shares were issued with respect to the purchase period in effect as of December 31, 2022, which purchase period ended on January 31, 2023). Under the ESPP, an annual increase to the number of shares issuable is automatically added on January 1 of each year from January 1, 2021 through January 1, 2029, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, and (2) 2,500,000 shares; provided that prior to the date of any such increase, our Board of Directors may determine that such increase will be less than the amount set forth in clauses (1) and (2).

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DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Our board of directors has adopted a non-employee director compensation policy, last amended in November 2021, which is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each non-employee director will be paid cash compensation as set forth below. All amounts for service as a chairperson of the board of directors or a committee thereof are in addition to the amount for service as a member of our board of directors.

Position	Annual Retainer ($)
Board of Directors	40,000
Board of Directors Independent Chair or Lead Independent Director	25,000
Audit Committee Chair	20,000
Compensation Committee Chair	10,000
Nominating and Corporate Governance Committee Chair	7,500
In addition, each of our non-employee directors will receive initial option grants in the amounts set forth below upon their election or appointment to our board of directors. All amounts for service as a chairperson of the board of directors or a committee thereof are in addition to the amount for service as a member of our board of directors.

Position	Initial Grant (#)
Board of Directors	44,000
Board of Directors Independent Chair or Lead Independent Director	8,800
Audit Committee Chair	6,600
Compensation Committee Chair	4,400
Nominating and Corporate Governance Committee Chair	2,200
Under our non-employee director compensation policy, directors will also be eligible to receive annual equity awards comprising options and restricted stock units. In November 2021, the non-employee director compensation policy was amended so that commencing with the Company’s 2023 annual stockholder meeting, annual grants will be made at each annual meeting instead of each October and so that such annual grants are reflected as dollar values rather than a number of shares, with aggregate grant date values as set forth below, in each case which shall vest on the first anniversary of the grant date, subject to the director’s continued service through such date.

Position	Annual Committee Grant (Options) ($)	Annual Committee Grant (RSUs) ($)
Board of Directors	338,587	139,750
Board of Directors Independent Chair or Lead Independent Director	54,174	55,900
Audit Committee Chair	40,631	27,950
Compensation Committee Chair	27,101	27,950
Nominating and Corporate Governance Committee Chair	13,544	27,950
Twenty-five percent (25%) of the shares underlying the initial option grant will vest on the first anniversary of the date of the initial election or appointment, with the remaining shares vesting in equal quarterly installments thereafter until the fourth anniversary of the date of initial election or appointment. All vesting of equity awards under our non-employee director compensation policy is subject to the director’s continuous service as of each applicable vesting date.

Given that the annual grants under the amended policy would not commence until the Company’s 2023 annual stockholder meeting, in October 2022 each non-employee director received a prorated equity award of options and restricted stock units for the period of service between October 24, 2022 and the Company’s 2023 annual stockholder meeting as follows:

Position	RSUs (#)	Options (#)
Board of Directors	2,900	14,500
Lead Independent Director	1,160	2,320
Audit Committee Chair	580	1,740
Compensation Committee Chair	580	1,160
Nominating and Corporate Governance Committee Chair	580	580
Given that Lloyd Dean had recently joined the Board, the prorated grant to Mr. Dean was made in error, was subsequently corrected, and is not reflected in the table below.

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The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2022.
2022 DIRECTOR COMPENSATION TABLE

Name(8)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Beth Seidenberg, M.D.	70,120(2)	155,173	334,536	559,830
Malissia Clinton(3)	11,806	—	—	11,806
Fred Cohen, M.D., D.Phil.	50,000(4)	133,006	311,465	494,470
Lloyd Dean(5)	13,374(6)	—	937,322(5)	950,696
Kevin Gordon	40,000	110,838	288,393	439,231
Roger Holstein	40,000	110,838	288,393	439,231
Jeff Park	64,714(7)	133,006	323,000	520,720
Norman Payson, M.D.	47,500	133,006	299,929	480,434
Cheryl Scott	40,000	110,838	288,393	439,231
______________________
(1)Amounts reported represent the aggregate grant date fair value of stock options and restricted stock units granted to our directors in 2022, computed in accordance with ASC Topic 718, excluding the estimated effect of forfeitures. The assumptions used in calculating the grant date fair value of the stock options and restricted stock units reported in this column are set forth in Note 10 to our audited consolidated financial statements included in the Annual Report for the year ended December 31, 2022. This amount does not reflect the actual economic value that may be realized by the director.
(2)Pursuant to the director compensation policy, directors have the option to receive their annual cash compensation in the form of stock options. Dr. Seidenberg chose to have 100% of her retainer for the period October 24, 2021 to October 23, 2022 as well as for the period October 24, 2022 to May 23, 2023 paid in this manner. As such, the total fees earned for service performed in 2022 includes 2,897 shares issuable upon the exercise of options. Of this amount, (i) 2,289 shares were granted on October 24, 2021 with an exercise price of $63.21 and fully vested on October 24, 2022, one year from grant; and (ii) 608 shares were granted on October 24, 2022 with an exercise price of $38.22 and fully vest on May 24, 2023. As part of this October 24, 2022 award, Dr. Seidenberg also received 1,290 shares issuable upon the exercise of options as prepayment of fees to be earned in 2023.
(3)Ms. Clinton’s service on the Board of Directors terminated effective April 18, 2022.
(4)Pursuant to the director compensation policy, directors have the option to receive their annual cash compensation in the form of stock options. Dr. Cohen chose to have 100% of his retainer for the period October 24, 2022 to May 23, 2023 paid in this manner. As such, the total fees earned for service performed in 2022 includes 468 shares issuable upon the exercise of options that were granted on October 24, 2022 with an exercise price of $38.22 and fully vest on May 24, 2023. As part of this October 24, 2022 award, Dr. Cohen also received 992 shares issuable upon the exercise of options as prepayment of fees to be earned in 2023.
(5)Mr. Dean was appointed to the Board of Directors effective August 30, 2022.
(6)Pursuant to the director compensation policy, directors have the option to receive their annual cash compensation in the form of stock options. Mr. Dean chose to have 50% of his retainer for the period October 24, 2022 to May 23, 2023 paid in this manner. As such, the total fees earned for service performed in 2022 includes 187 shares issuable upon the exercise of options that were granted on October 24, 2022 with an exercise price of $38.22 and fully vest on May 24, 2023. As part of this October 24, 2022 award, Mr. Dean also received 397 shares issuable upon the exercise of options as prepayment of fees to be earned in 2023.
(7)Pursuant to the director compensation policy, directors have the option to receive their annual cash compensation in the form of stock options. Mr. Park chose to have 100% of his retainer for the period October 24, 2021 to October 23, 2022 as well as for the period October 24, 2022 to May 23, 2023 paid in this manner. As such, the total fees earned for service performed in 2022 includes 2,675 shares issuable upon the exercise of options. Of this amount, (i) 2,113 shares were granted on October 24, 2021 with an exercise price of $63.21 and fully vested on October 24, 2022, one year from grant; and (ii) 562 shares were granted on October 24, 2022 with an exercise price of $38.22 and fully vest on May 24, 2023. As part of this October 24, 2022 award, Mr. Park also received 1,190 shares issuable upon the exercise of options as prepayment of fees to be earned in 2023.
(8)Mr. Anevski and Mr. Schlanger are not included in this table because each executive is an employee of the Company and received no additional compensation for his service as a director in 2022. The compensation received by Mr. Anevski and Mr. Schlanger as an employee is shown in the Summary Compensation Table above.

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The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2022 by each non-employee director who was serving as of December 31, 2022.

Name	Options Outstanding at Fiscal Year End (Exercisable)	Options Outstanding at Fiscal Year End (Unexercisable)	Restricted Stock Units Outstanding at Fiscal Year End(1)
Beth Seidenberg, M.D.	99,816	25,317	4,060
Lloyd Dean	—	44,584	—
Fred Cohen, M.D., D. Phil.	87,027	23,170	3,480
Kevin Gordon	74,491	23,667	2,900
Roger Holstein	36,658	36,500	2,900
Jeff Park	92,876	27,159	3,480
Norman Payson	123,669	21,679	3,480
Cheryl Scott	74,492	23,666	2,900
______________________
(1)All restricted stock units were unvested as of December 31, 2022. They will fully vest on May 24, 2023, subject to continued service.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 27, 2023 by:
•each person or entity known by us to be beneficial owners of more than five percent of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of March 27, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless noted otherwise, the address of all listed stockholders is c/o Progyny, Inc., 1359 Broadway, 2nd Floor, New York, New York 10018.
Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Beneficial Owner	Beneficial Ownership(1)
	Number of Shares	Percent of Total
Greater than 5% Stockholders
TPG Biotechnology Partners III, L.P.(2)	9,815,351	10.3%
BlackRock(3)	9,346,854	9.9%
The Vanguard Group(4)	7,345,124	7.8%
KPCB Holdings, Inc., as nominee(5)	6,473,515	6.9%
Macquarie Group Limited(6)	4,988,789	5.3%
Directors and Named Executive Officers
Peter Anevski(7)	2,040,039	2.2%
Fred E. Cohen, M.D. D. Phil.(8)	121,320	*
Lloyd Dean	—	*
Kevin Gordon(9)	103,684	*
Roger Holstein(10)	61,768	*
Mark Livingston(11)	237,584	*
Jeff Park(12)	127,583	*
Norman Payson, M.D.(13)	551,320	*
David Schlanger(14)	2,927,527	3.1%
Beth Seidenberg, M.D.(15)	6,837,711	7.2%
Cheryl Scott(16)	100,835	*
Michael Sturmer(17)	431,757	*
Allison Swartz	—	*
All executive officers and directors as a group (13 persons)(18)	13,541,128	14.3%
______________________
*Represents beneficial ownership of less than 1%.
(1)This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G (and amendments thereto) filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 94,318,092 shares outstanding on March 27, 2023.
(2)Based solely on a Schedule 13G/A filed with the SEC on February 10, 2023. Consists of (a) 9,250,000 shares and (b) warrants to purchase 565,351 shares directly held by TPG Biotechnology Partners III, L.P. (“TPG Biotech III”). TPG GP A (“TPG GP A”) is the managing member of TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which holds 100% of the shares of Class B common stock (which represents a majority of the combined voting power of the common stock) of TPG Inc., a Delaware corporation, which is the sole member of TPG GPCo, LLC, a Delaware limited liability company, which is the sole member of TPG Holdings I-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group I, L.P., a Delaware limited partnership, which is the sole member of TPG Biotechnology GenPar III Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Biotechnology GenPar III, L.P., a Delaware limited partnership, which is the general partner of TPG Biotech III, a Delaware limited partnership. Because of TPG GP A’s relationship to TPG Biotech III, TPG GP A may be deemed to be the beneficial owner of the securities held by TPG Biotech III. TPG GP A is owned by entities owned by Messrs. Bonderman, Coulter and Winkelried. Because of the relationship of Messrs. Bonderman, Coulter and Winkelried to TPG GP A, each of Messrs. David Bonderman, James G. Coulter and Jon Winkelried may be deemed to be the beneficial owners of the shares of Common Stock held TPG Biotech III. Messrs. Bonderman, Coulter and Winkelried disclaim beneficial ownership of such shares of common stock and warrants held by TPG Biotech III except to the extent of their pecuniary interest therein. The address of TPG Biotechnology Partners III, L.P. is c/o TPG Inc. 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(3)Based solely on a Schedule 13G/A filed with the SEC on January 6, 2023, indicating that BlackRock, Inc. (“BlackRock”) had sole voting power with respect to 9,151,785 shares, shared voting power with respect to no shares, sole dispositive power with respect to 9,346,854 shares, and shared dispositive power with respect to no shares. The principal address of BlackRock is 55 East 5nd Street, New York, NY 10055.
(4)Based on a Schedule 13G/A filed with the SEC on February 9, 2023, indicating that The Vanguard Group (“Vanguard”) had sole voting power with respect to no shares, shared voting power with respect to 128,258 shares, sole dispositive power with respect to 7,143,492 shares, and shared dispositive power with respect to 201,362 shares. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Based on a Schedule 13G/A filed with the SEC on February 11, 2022. Consists of 6,473,515 shares held by Kleiner Perkins Caufield & Byers XIII, LLC (“KPCB XIII”). The managing member of KPCB XIII, KPCB XIII Associates, LLC (“KPCB XIII Associates”), may be deemed to have sole power to vote these shares. The principal business address for Kleiner Perkins Caufield & Byers, LLC, is 2750 Sand Hill Road, Menlo Park, CA 94025.
(6)Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023, indicating that Macquarie Investment Management Business Trust (“Macquarie Trust”) had sole voting power with respect to 4,972,471 shares, shared voting power with no respective shares, sole dispositive power with respect to 4,972,471 shares, and shared dispositive power with respect to no shares. The shares held by Macquarie Trust are deemed to be beneficially owned by Macquarie Management Holdings Inc. (“Macquarie Holdings”) due to its ownership of Macquarie Trust. The shares held by Macquarie Holdings and Macquarie Trust are deemed to be beneficially owned by Macquarie Group Limited (“Macquarie Group”) due to its ownership of Macquarie Holdings and Macquarie Trust. The principal business address of Macquarie Group is 50 Martin Place Sydney, New South Wales, Australia. The principal business address of Macquarie Holdings and Macquarie Trust is 2005 Market Street, Philadelphia, PA 19103.
(7)Consists of (a) 1,891,973 shares issuable upon the exercise of options within 60 days of March 27,2023, (b) 15,625 restricted stock units vesting within 60 days of March 27, 2023, (c) 46,401 shares held by Mr. Anevski, and (d) 86,040 shares held by PECO ANEVSKI 2020 SD LLC.
(8)Consists of (a) 109,188 shares issuable upon the exercise of options within 60 days of March 27, 2023, (b) 3,480 restricted stock units vesting within 60 days of March 27, 2023, and (c) 8,652 shares held by Dr. Cohen.
(9)Consists of (a) 93,574 shares issuable upon the exercise of options within 60 days of March 27, 2023, (b) 2,900 restricted stock units vesting within 60 days of March 27, 2023, and (c) 7,210 shares held by Mr. Gordon.
(10)Consists of (a) 56,658 shares issuable upon the exercise of options within 60 days of March 27, 2023, (b) 2,900 restricted stock units vesting within 60 days of March 27, 2023, and (c) 2,210 shares held by Mr. Holstein.
(11)Consists of (a) 232,689 shares issuable upon the exercise of options within 60 days of March 27, 2023, (b) 1,063 restricted stock units vesting within 60 days of March 27, 2023, and (c) 3,832 shares held by Mr. Livingston.
(12)Consists of (a) 115,451 shares issuable upon the exercise of options within 60 days of March 27, 2023, (b) 3,480 restricted stock units vesting within 60 days of March 27, 2023, and (c) 8,652 shares held by Mr. Park.
(13)Consists of (a) 144,249 shares issuable upon the exercise of options within 60 days of March 27, 2023, (ii) 3,480 restricted stock units vesting within 60 days of March 27, 2023, (c) 281,098 shares held by Norman C. Payson and Melinda B. Payson, Trustees of The Norman C. and Melinda B. Payson Revocable Trust and (d) 122,493 shares held by EVO Eagle, LLC. Mr. Payson shares voting and dispositive power over the shares held by EVO Eagle, LLC.
(14)Consists of (a) 2,909,109 shares issuable upon the exercise of options within 60 days of March 27, 2023, (b) 5,250 restricted stock units vesting within 60 days of March 27, 2023, and (c) 13,168 shares held by Mr. Schlanger.
(15)Consists of (a) 122,136 shares issuable upon the exercise of options within 60 days of March 27, 2023, (b) 4,060 restricted stock units vesting within 60 days of March 27, 2023, (c) 10,094 shares held by Dr. Seidenberg, (d) 227,906 shares of common stock held by The Seidenberg/Vogel Revocable Trust u/a/d 3/6/03 amended and restated on 6/16/2020 (the “Seidenberg Trust”), and (e) 6,473,515 aggregate shares of common stock and warrants to purchase shares of common stock held by KPCB XIII and individuals and entities associated with KPCB referred to in footnote (5) above. Dr. Seidenberg is a trustee of the Seidenberg Trust, and is a partner at KPCB. Dr. Seidenberg disclaims beneficial ownership of all shares held by KPCB XIII except to the extent of her pecuniary interest therein.
(16)Consists of (a) 93,575 shares issuable upon the exercise of options within 60 days of March 27, 2023, (b) 2,900 restricted stock units vesting within 60 days of March 27, 2023, and (c) 4,360 shares held by Ms. Scott.
(17)Consists of (a) 342,500 shares issuable upon the exercise of options within 60 days of March 27, 2023, (b) 15,625 restricted stock units vesting within 60 days of March 27, 2023, and (c) 73,632 shares held by Mr. Sturmer.
(18)Consists of (a) 7,369,263 shares, (b) 6,111,102 shares issuable upon the exercise of options, and (c) 60,763 restricted stock units vesting within 60 days of March 27, 2023.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2022 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2022 other than one Form 4 for Norman Payson; one amended Form 4 for Lloyd Dean; and one amended Form 3 for Monice Barbero. In addition to the aforementioned late and amended Form 4 filings, during the year ending December 31, 2023, Mark Livingston and Michael Sturmer each filed one late Form 4, respectively.

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TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since January 1, 2022 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
Employment Arrangements
We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see “Executive Compensation.”
Stock Option Grants to Directors and Executive Officers
We have granted stock options to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers see “Executive Compensation” and “Director Compensation.”
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Related Person Transaction Policy
We have adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior approval or, if not a related person transaction when originally consummated or not initially identified as a related person transaction prior to consummation, the ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including without limitation whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
With respect to any transactions above that were entered into prior to the adoption of the written policy, such transactions were approved by our board of directors considering similar factors to those described in the preceding paragraph.

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HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and other agents) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in extra convenience for stockholders, cost savings for companies with respect to printing and mailing costs, and a reduction in impact of the environmental impact of annual meetings.
This year, we and a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. A proxy card or voting instruction form will be delivered for each of the stockholders sharing an address. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of the proxy materials and would like to request “householding,” please notify your broker or us. We agree to deliver promptly, upon written or oral request, a separate copy of the Proxy Materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. Direct your written request to us via mail Progyny, Inc., 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: General Counsel, via email at investors@progyny.com or call us at (212) 888-3124.

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OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Allison Swartz
Allison Swartz

Executive Vice President, General Counsel and Secretary

April 14, 2023
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.progyny.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is also available without charge upon written request to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: General Counsel or via email at investors@progyny.com.

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progyny
Smarter Fertility Benefits

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted before the meeting must be received by 11:59 p.m., EST, on Tuesday, May 23, 2023.

Online
Go to **www.investorvote.com/PGNY** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PGNY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Lloyd Dean	☐	☐	02 - Kevin Gordon	☐	☐	03 - Cheryl Scott	☐	☐

B The Board of Directors recommends a vote FOR Proposal 2.

C The Board of Directors recommends a vote FOR Proposal 3.

	For	Against	Abstain
3. To approve, on a non-binding advisory basis, the compensation of Progyny, Inc.'s named executive officers	☐	☐	☐

Note: To conduct any other business properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

D Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

03SF0B

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The 2023 Annual Meeting of Stockholders of Progyny, Inc. will be held on
Wednesday, May 24, 2023 at 3:00 p.m., EST, virtually via the internet at https://edge.media-server.com/mmc/p/dhec9wa9.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Notice and Proxy Statement and Form 10-K are available at: www.edocumentview.com/PGNY

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PGNY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Progyny, Inc.

Notice of 2023 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for the Annual Meeting of Stockholders — May 24, 2023

David Schlanger and Peter Anevski, or either of them, as proxies, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, as designated on the reverse side of this proxy card with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Progyny, Inc. to be held on May 24, 2023 or at any continuation, adjournment or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. **This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

(Items to be voted appear on reverse side)

E Non-Voting Items

Change of Address — Please print new address below.

+

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